Exhibit 10.4

COLLABORATION

AND

LICENSE AGREEMENT

by and between

CYTOMX THERAPEUTICS, inc.

and

ASTELLAS PHARMA INC.

Dated as of March 23, 2020

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (“Agreement”) is entered into as of March 23, 2020 (the “Effective Date”) by and between CytomX Therapeutics, Inc., organized and existing under the laws of Delaware with its principal place of business at 151 Oyster Point Blvd., Suite 400, South San Francisco, California 94080, U.S.A. (“CytomX”) and Astellas Pharma Inc., a corporation organized and existing under the laws of Japan with its principal place of business at 5-1, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411, Japan (“Astellas”).  CytomX and Astellas are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Astellas has research, development, manufacturing and commercialization expertise for the development and commercialization of pharmaceutical and biologic products in the field of oncology;

WHEREAS, CytomX has technology and expertise relating to the discovery and development of bi-specific recombinant antibodies directed to certain targets using its Probody™ platform technology and drug discovery capabilities;

WHEREAS, CytomX and Astellas desire to collaborate in the performance of preclinical and clinical development programs for the purposes of discovery and development of certain bi-specific recombinant antibody products that are directed against specified targets and suitable for development and commercialization, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1.  DEFINITIONS

All references to particular Exhibits, Articles or Sections mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits and Appendices hereto, the following words and phrases have the following meanings:

Section 1.1   “Abandoned Patent Right” has the meaning set forth in Section 8.2.3(a).

Section 1.2   “Additional Target” has the meaning set forth in Section 3.1.1.

Section 1.3   “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person, for as long as such control exists. For purposes of this Section, “control” means the direct or indirect ownership of more than fifty percent (50%) of the voting or economic interest of a Person, or the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of a Person. For clarity, once a Person ceases to be an Affiliate of a Party, then, without any further action, such Person shall cease to have any rights, including license and sublicense rights, under this Agreement by reason of being an Affiliate of such Party.

Section 1.4   “Agreement” has the meaning set forth in the Preamble.

Section 1.5   “Alliance Manager” has the meaning set forth in Section 2.1.2.

Section 1.6   “Anti-Bribery and Anti-Corruption Laws” has the meaning set forth in Section 9.3(c)(i)(A).

Section 1.7   “Anti-Corruption Policies” has the meaning set forth in Section 9.3(c)(i)(A).

Section 1.8   “Antibody” means a molecule comprising or containing: (a) one or more immunoglobulin variable domains; (b) fragments, variants, modifications or derivatives of such immunoglobulin variable domains irrespective of origin or source; or (c) the nucleic acid consisting of a sequence of nucleotides encoding (or complementary to a nucleic acid encoding) the foregoing molecules in (a) or (b).  For the avoidance of doubt, a Bi-Specific Antibody is an Antibody.

Section 1.9   “Astellas” has the meaning set forth in the Preamble.

Section 1.10   “Astellas Expansion Option” has the meaning set forth in Section 3.1.2.

Section 1.11   “Astellas Indemnified Parties” has the meaning set forth in Section 10.1.1.

Section 1.12   “Astellas IP” means (a) Astellas Know-How and Astellas’s interest in the Collaboration Know-How and (b) Astellas Patents and Astellas’s interest in the Collaboration Patents.

Section 1.13   “Astellas Know-How” means [***].

Section 1.14 “Astellas Patent Challenge” means any action, suit, proceeding or claim by CytomX or its Sublicensees or Affiliates challenging the validity, patentability, scope, priority, construction, inventorship, enforceability or Astellas’s or its Affiliate’s or licensor’s ownership of any Astellas Patent or any Collaboration Patent owned by Astellas, as applicable, in any forum, in each case, with respect to a Product under this Agreement, but excludes any assertion by CytomX or its Sublicensees or Affiliates relating to validity, patentability, scope, priority, construction, non-infringement, inventorship, ownership or enforceability as a defense in any legal proceeding, administrative proceeding or arbitration brought by Astellas or its Affiliates or licensors asserting infringement against CytomX or its Sublicensees or Affiliates with respect to the relevant Product under this Agreement.

Section 1.15 “Astellas Patents” means [***].

Section 1.16   “Auditing Party” has the meaning set forth in Section 7.9.

Section 1.17   “Available” means, [***].

Section 1.18   “Background IP” means Background Know-How and Background Patent Rights.

Section 1.19   “Background Know-How” means [***].

Section 1.20   “Background Patent Rights” means [***].

Section 1.21   “Bayh Dole Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

Section 1.22   “Biosimilar Application” means an application or submission filed with a Regulatory Authority for Marketing Approval of a Biosimilar Product.

Section 1.23   “Biosimilar Competition Percentage” means, with respect to any Product in a given country in the Territory in a given Calendar Quarter, the percentage represented by the total number of units of the Biosimilar Product(s) with respect to such Product sold divided by the sum of: (a) all units of such Product sold in such country based on the records of Astellas, its Affiliates or Sublicensees and (b) all units of the Biosimilar Products sold in such country based on the average of the monthly IQVIA data (or IQVIA-equivalent data if IQVIA data is not available) for such units.

Section 1.24   “Biosimilar Product” means, with respect to any Product, on a country-by-country basis, a biologic product (a)  for which the licensing, approval, or marketing authorization relies in whole or in part on a prior approval, licensing or marketing authorization granted such Product; (b) that is “biosimilar” to such Product, as the term “biosimilar” is defined in 42 U.S.C. § 262(i)(2); and (c) that has been licensed by the FDA or other Regulatory Authority outside of the United States by reference to such Product, as set forth at 42 USC 262(k)(4) or other analogous applicable Law outside of the United States. A Product licensed, marketed, sold, manufactured, or produced by or on behalf of Astellas or its Affiliates (or any Sublicensees or Distributors in their capacity as Sublicensee or Distributor for Astellas or any of its Affiliates) will not constitute a Biosimilar Product.

Section 1.25   “Bi-Specific Antibody” means an Antibody that is Directed Against both CD3 and at least one Target.

Section 1.26   “BLA” means (a) a Biologics License Application as defined in the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto), or (b) any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (“MAA”) filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

Section 1.27   “BPCIA” means Biologics Price Competition and Innovation Act of 2009, as amended.

Section 1.28   “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York, United States or in Tokyo, Japan are authorized or obligated by Law to close.

Section 1.29   “Calendar Quarter” means each of the three (3) month periods ending March 31, June 30, September 30 and December 31; provided, however, that: (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date; and (b) the last Calendar Quarter shall extend from the beginning of the Calendar Quarter in which this Agreement expires or terminates until the effective date of such expiration or termination.

Section 1.30   “Calendar Year” means each of the twelve (12) month periods ending December 31; provided, however, that: (a) the first Calendar Year of the Term shall extend from the Effective Date to December 31 of the year in which the Effective Date occurs; and (b) the last Calendar Year shall extend from the beginning of the Calendar Year in which this Agreement expires or terminates until the effective date of such expiration or termination.

Section 1.31   “CD3” means the human cluster of differentiation 3 multimeric protein complex comprised in whole or in part of CD3 epsilon/delta, CD3 epsilon/gamma, and CD3 zeta/zeta dimers.

Section 1.32   “Centralized Approval Procedure” means the procedure through which a MAA filed with the EMA results in a single marketing authorization valid throughout the applicable countries of the European Union (as constituted at the applicable time).

Section 1.33   “Co-Co Product” has the meaning set forth in Section 6.7.2.

Section 1.34   “Co-Commercialization Activities” means the Commercialization activities, including co-promotion and medical affairs activities, undertaken by the Parties pursuant to the Commercialization Agreement.

Section 1.35   “Co-Commercialization Option” has the meaning set forth in Section 6.7.2.

Section 1.36   “Cohort Expansion Trial” means expansion of a dose cohort after one or more recommended doses have been established in a Dose Escalation Trial, as set forth in the applicable Development Plan.

Section 1.37   “Collaboration IP” means Collaboration Know-How and Collaboration Patents.

Section 1.38   “Collaboration Know-How” means any and all Know-How that is generated, developed, invented or conceived by or on behalf of one or both of the Parties or their respective Affiliates in the performance of activities under this Agreement.  Notwithstanding anything to the contrary in the foregoing, Collaboration Know-How excludes CytomX Platform Know-How.

Section 1.39   “Collaboration Patents” means any Patent Rights Controlled by a Party or its Affiliate (or by the Parties or their Affiliates jointly) that Cover an Invention within Collaboration Know-How.  Notwithstanding anything to the contrary in the foregoing, Collaboration Patents excludes CytomX Platform Patents.

Section 1.40   “Collaboration Target” means the Initial Target, any Additional Target or any [***].

Section 1.41   [***] has the meaning set forth in [***].

Section 1.42   “Commercialization Agreement” has the meaning set forth in Section 6.7.2.

Section 1.43   “Commercialization Budget” means, with respect to a Cost Share Product, the budget to be established by the JSC in accordance with Section 2.1.3 for activities to be conducted under the Commercialization Plan applicable to such Cost Share Product, and each such Commercialization Budget will set forth the detailed costs to be incurred for the [***] of such Commercialization Budget and will set forth [***] for each of (a) the [***] period immediately following [***] and (b) the [***] period immediately following the [***] described in subsection (a) [***].  The Commercialization Budget shall be included as part of the Commercialization Plan for the applicable Cost Share Product and approved by the JSC on [***] basis (or as otherwise agreed by the Parties), in accordance with Section 2.1.3.

Section 1.44   “Commercialization Plan” means, with respect to a (a) Product that is not a Cost Share Product, a high-level plan setting forth Astellas’s intended plan and timelines for the Commercialization by or on behalf of Astellas of such Product, and (b) Cost Share Product, a comprehensive plan and timelines, and any approved updates or amendments thereto in accordance with this Agreement, for the Commercialization by or on behalf of each of the Parties of a Cost Share Product, including expected launch, marketing, promotion, sales and commercial manufacturing objectives and activities.  The Commercialization Plan for a Cost Share Product shall also include a reasonably detailed description of the schedule of work activity and the responsibility therefor (including subcontractors and Sublicensees), and the corresponding Commercialization Budget and sales forecasts for such Product in the Territory.  For the United States, the Commercialization Plan shall address, as relevant, advertising, education, planning, promotion, sales, including sales force incentive plans and a call target frequency plan, medical affairs, including a publications plan, and managed markets, including a pricing and discounting plan and, if CytomX has exercised its Co-Commercialization Option it shall outline the activities to be conducted by CytomX with respect to the Commercialization of such Product in the United States.

Section 1.45   “Commercialization Wind-Down Period” has the meaning set forth in Section 13.4.2.

Section 1.46   “Commercialize” or “Commercialization” has the meaning set forth on Exhibit C.

Section 1.47   “Commercially Reasonable Efforts” means, with respect to a Party (directly or through Affiliates or Sublicensees) performing activities under this Agreement, such reasonable, diligent, and good faith efforts as such Party would normally use to accomplish a similar objective under similar circumstances, but no less than the efforts and resources commensurate with those efforts commonly used in the biopharmaceutical industry by a company of comparable size in connection with the development, manufacture or commercialization of biopharmaceutical products of similar risk profile, market potential, or profit potential at a similar stage of development or commercialization in its product lifecycle, taking into account [***], including [***] in each case, based on [***], but, with respect to [***], not taking into account [***].  Commercially Reasonable Efforts requires, with respect to [***], that [***].

Section 1.48   “Conditionally Active Antibody” means [***].

Section 1.49   “Confidential Disclosure Agreements” means, [***].

Section 1.50   “Confidential Information” has the meaning set forth in Section 12.1.1.

Section 1.51   “Control” or “Controlled” means, with respect to any Know-How, Patent Right, or other intellectual property right, the possession (whether by ownership, license, covenant not to sue or otherwise) by a Party or its Affiliate of the ability to grant to the other Party a license, sublicense, access or other right as provided herein to or under such Know-How, Patent Right, or other intellectual property right, without violating the terms of any agreement or other arrangement of such Party with any Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access.  For clarity, nothing in this Section 1.51 obligates a Party to obtain rights under the intellectual property rights of any Third Party in order to be able to grant the other Party a license or access as provided herein.

Section 1.52   “Cost Share Option” has the meaning set forth in Section 6.6.

Section 1.53   “Cost Share Option Package” has the meaning set forth in Section 6.6.

Section 1.54   “Cost Share Option Period” has the meaning set forth in Section 6.6.

Section 1.55   “Cost Share Product” has the meaning set forth in Section 6.6.

Section 1.56   “Cost Share Product Costs” has the meaning set forth on Exhibit C.

Section 1.57   “Cover” means with respect to a Patent Right, that the Exploitation of a given molecule, product, or item would infringe a Valid Claim of such Patent Right (in the absence of ownership of, or a license under, such Patent Right).  Cognates of the word “Cover” have correlative meanings.

Section 1.58   “Critical Matter” means [***].

Section 1.59   “CytomX” has the meaning set forth in the Preamble.

Section 1.60   [***] has the meaning set forth in [***].

Section 1.61   [***] has the meaning set forth in [***].

Section 1.62   “CytomX Indemnified Parties” has the meaning set forth in Section 10.1.2.

Section 1.63   “CytomX IP” means (a) CytomX Know-How and CytomX’s interest in Collaboration Know-How and (b) CytomX Patents and CytomX’s interest in the Collaboration Patents.

Section 1.64   “CytomX Know-How” means [***].

Section 1.65   “CytomX Patent Challenge” means any action, suit, proceeding or claim by Astellas or its Sublicensees or Affiliates challenging the validity, patentability, scope, priority, construction, inventorship, enforceability or CytomX’s or its Affiliate’s or licensor’s ownership of any CytomX Patent or any Collaboration Patent owned by CytomX, as applicable, in any forum, in each case, with respect to a Product under this Agreement, but excludes any assertion by Astellas or its Sublicensees or Affiliates relating to validity, patentability, scope, priority, construction, non-infringement, inventorship, ownership or enforceability as a defense in any legal proceeding, administrative proceeding or arbitration brought by CytomX or its Affiliates or licensors asserting infringement against Astellas or its Sublicensees or Affiliates with respect to the relevant Product under this Agreement.

Section 1.66   “CytomX Patents” means [***].

Section 1.67   “CytomX Platform Improvements IP” means [***].

Section 1.68   “CytomX Platform Know-How” means [***].

Section 1.69   “CytomX Platform Patents” means [***].

Section 1.70   “CytomX Platform Technology” means [***].

Section 1.71   “Develop” or “Development” has the meaning set forth on Exhibit C.

Section 1.72   “Development Budget” means, with respect to a Cost Share Product, the budget to be established by the JSC in accordance with Section 2.1.3 for activities to be conducted under the Development Plan applicable to such Cost Share Product.  Each such Development Budget will set forth the detailed costs to be incurred for the [***] of such Development Budget and will set forth [***] for each of (a) the [***] period immediately following such [***] and (b) the [***] period immediately following the [***] described in subsection (a) [***].  The Development Budget shall be included as part of the Development Plan for the applicable Cost Share Product and approved by the JSC on [***] basis (or as otherwise agreed by the Parties), in accordance with Section 2.1.3.

Section 1.73   “Development Costs” has the meaning set forth on Exhibit C.

Section 1.74   “Development Plan” means, with respect to a Product, Astellas’s plan and timelines for the Development of such Product, and which shall be with respect to any (a) Product that is not a Cost Share Product, a high-level plan as determined in accordance with this Agreement from time to time that outlines the material activities to be conducted by or under the authority of Astellas with respect to such Product and expected timelines, including at least those Development activities to be conducted in order to obtain Marketing Approval for such Product to the extent such activities are necessary to meet Astellas’s obligations under Section 6.3, and (b) Cost Share Product, (i) a comprehensive plan as determined in accordance with this Agreement and any approved updates or amendments thereto in accordance with this Agreement, for the Development by or on behalf of Astellas of such Cost Share Product, including expected timelines and nonclinical, clinical, manufacturing, regulatory, and product risk assessment activities, (ii) a schedule of Development activities to be conducted and the identification of the Party responsible therefor (including subcontractors and Sublicensees), including a non-binding estimate of the number of FTEs to be allocated to the relevant

Development activities, (iii) an overview of the clinical trials anticipated to be conducted to support Marketing Approval of such Cost Share Product and related timelines, (iv) at an appropriate stage of Development, a publication strategy, (v) at the appropriate stage, plans related to Manufacturing of such Cost Share Product, (vi) the regulatory plan for such Cost Share Product, and (vii) the corresponding Development Budget.

Section 1.75   “Directed Against” means, as used in connection with a Target and/or CD3, that the product or agent at issue is designed to interact or bind with such Target or CD3, as the case may be.

Section 1.76   “Disclosing Party” has the meaning set forth in Section 12.1.1.

Section 1.77   “Distributor” has the meaning set forth in Section 4.7.

Section 1.78   “Dose Escalation Trial” means a Phase 1 Clinical Trial that establishes the safety, tolerability, and pharmacokinetics/pharmacodynamics of a Product through a dose-escalation plan that will identify one or more recommended doses for the applicable Cohort Expansion Trial.

Section 1.79   “Effective Date” has the meaning set forth in the Preamble.

Section 1.80   “EMA” means the European Medicines Agency or any successor entity thereto.

Section 1.81   “Enforcing Party” has the meaning set forth in Section 8.7.4.

Section 1.82   “EU” or “European Union” means those countries, nations, states or other territories under the jurisdiction of the EMA, as such jurisdiction may change from time to time, but in any event including the United Kingdom for purposes of Section 7.4.

Section 1.83   “Executive Officers” means (a) with respect to CytomX, [***], or any other person that such officer designates from time to time, and (b) with respect to Astellas, [***], or any other person that such officer designates from time to time.

Section 1.84   “Existing Patents” has the meaning set forth in Section 9.2(a).

Section 1.85   “Exploit” means to make, have made, import, export, use, sell, have sold, or offer for sale, including to Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), or otherwise dispose of.  Cognates of the word “Exploit” shall have correlative meanings.

Section 1.86   “FDA” means the United States Food and Drug Administration or any successor entity thereto.

Section 1.87   “First Commercial Sale” means, with respect to any Product in any country, the first sale for end use or consumption of such Product in such country after Marketing Approval for such Product has been granted in such country.

Section 1.88   “Force Majeure” has the meaning set forth in Section 14.13.

Section 1.89   “Format” means [***].

Section 1.90   “Gatekeeper” means an independent Third Party mutually agreeable to the Parties to be engaged by CytomX promptly, but in no case later than [***], following the Effective Date for the purpose of confirming whether a Nominated Target is Available, on terms acceptable to both Parties, including provisions relating to confidentiality.

Section 1.91   “GLP Toxicology Study” means any toxicology study that meets the requirements set forth in 21 CFR Part 58 pertaining to good laboratory practice for use or intended for use in an IND and is required to be included in the filing of an IND, but excluding toxicology studies performed in the course of evaluating compounds prior to selection of a clinical candidate.

Section 1.92   “Governmental Authority” means any governmental authority of any nature of any multi-national, national, state, county, city or other political subdivision, including any governmental division, subdivision, department, agency, court, tribunal, agency, bureau, branch, office, authority or other instrumentality.

Section 1.93   “IFRS” means the then-current International Financial Reporting Standards, in each case consistently applied.

Section 1.94   “IND” means, (a) with respect to the United States, an investigational new drug application as defined in applicable regulations promulgated by the FDA and filed with the FDA for human clinical testing or (b) with respect to any other country in the Territory, any equivalent thereof.

Section 1.95   “Indemnitee” has the meaning set forth in Section 10.2.1.

Section 1.96   “Indemnitor” has the meaning set forth in Section 10.2.1.

Section 1.97   “Indication” means the intended use of a product for the treatment, control, mitigation, prevention or cure of a distinct recognized human disease or condition, or of a manifestation of a recognized human disease or condition, or for the relief of symptoms associated with a recognized human disease or condition, in each case in the intended patient population and line of treatment, including any that, if approved in the U.S., would be reflected in the “Indications and Usage” section of labeling pursuant to 21 C.F.R. §201.57(c)(2), or, to the extent applicable, any comparable labeling section outside the U.S.  For the avoidance of doubt, the use of a Product against different tumor types or in connection with different subsets of patients (e.g., elderly, pediatric, or genetically defined patient subgroups, etc.) or lines of treatment (e.g., moving from second-line therapy to first-line therapy) shall be different Indications.

Section 1.98   “Indirect Taxes” has the meaning set forth in Section 7.11.2.

Section 1.99   “Initial Target” means [***].

Section 1.100   “Initiation” means (a) with respect to a clinical trial, the first dosing in the first patient in such clinical trial or study or (b) with respect to a GLP Toxicology Study, the first dosing of an animal subject in such GLP Toxicology Study.  Cognates of the word “Initiation” have correlative meanings.

Section 1.101   “Inventions” means all inventions invented by or on behalf of either Party or its respective Affiliates or both Parties or their respective Affiliates, whether solely or jointly with any Third Party subcontractor, in the course of activities performed under this Agreement.

Section 1.102   “JAMS” has the meaning set forth in Section 14.5.2(a).

Section 1.103   “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 2.1.3(d).

Section 1.104   “Joint Development Committee” or “JDC” has the meaning set forth in Section 2.1.3(d).

Section 1.105   “Joint Finance Committee” or “JFC” has the meaning set forth in Section 2.1.3(d).

Section 1.106   “Joint Research Committee” or “JRC” has the meaning set forth in Section 2.1.3(d).

Section 1.107   “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.1.1.

Section 1.108   “Know-How” means proprietary techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, data and results (including pharmacological, toxicological and clinical data and results), analytical and quality control data and results, regulatory documents, and other information, compositions of matter, cells, cell lines, assays, animal models, reagents and other physical, biological, or chemical material.

Section 1.109   “Law” means, individually and collectively, any and all federal, state, local, and foreign laws, statutes, ordinances, principles of common law, rules, directives, standards, administrative circulars, judgments, orders, writs, injunctions, decrees, arbitration awards, agency requirements, licenses, permits, and regulations of any kind whatsoever of any Governmental Authority within the applicable jurisdiction.

Section 1.110   “Licensed Field” means any and all uses.

Section 1.111   “Losses” has the meaning set forth in Section 10.1.1.

Section 1.112   “MAA” has the meaning set forth in Section 1.26.

Section 1.113   “Major Market” means [***].

Section 1.114   “Marketing Approval” means all approvals, licenses, registrations or authorizations of the Regulatory Authority in a country, necessary for the customary commercial sale of a Product in such country, including with respect to pricing and reimbursement.

Section 1.115   “Mask” means [***].

Section 1.116   “Mask/Substrate Activities” has the meaning set forth in Section 4.1.4.

Section 1.117   “Materials” has the meaning set forth in Section 3.5.

Section 1.118   “Milestone Events” has the meaning set forth in Section 7.4.1.

Section 1.119   “Milestone Payments” has the meaning set forth in Section 7.4.1.

Section 1.120   “Net Sales” means, [***].

Section 1.121   “Nominated Target” has the meaning set forth in Section 3.1.3.

Section 1.122   “Non-Auditing Party” has the meaning set forth in Section 7.9.

Section 1.123   “Non-Publishing Party” has the meaning set forth in Section 12.4.3.

Section 1.124   “Option Date” has the meaning set forth in Section 6.6.

Section 1.125   “Party” and “Parties” has the meaning set forth in the Preamble.

Section 1.126   “Patent Rights” means (a) all patents, priority patent filings and patent applications, and (b) any divisional, continuation (in whole or in part), or request for continued examination of any of such patents, and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reviews, reexaminations, extensions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.

Section 1.127   “Paying Party” has the meaning set forth in Section 7.11.1.

Section 1.128   “Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

Section 1.129   “Pharmacovigilance Agreement” has the meaning set forth in Section 5.3.

Section 1.130   “Phase 1 Clinical Trial” means a human clinical trial of a Product, the principal purpose of which is a preliminary determination of safety, tolerability, pharmacological activity or pharmacokinetics in healthy individuals or patients, and that satisfies the requirements of 21 C.F.R. § 312.21(a) or its non-U.S. equivalents.

Section 1.131   “Pivotal Trial” means a human clinical trial of a Product with a defined dose or set of doses of such Product designed to establish the efficacy and safety of such Product and where the results of such clinical trial (if successful) are designed to lead directly to submission of a BLA for the applicable Product.

Section 1.132   “PMDA” means the Pharmaceuticals and Medical Devices Agency of Japan and any successor agency or authority having substantially the same function.

Section 1.133   “Preclinical Research” means, with respect to a particular Collaboration Target, any discovery, preclinical CMC and other research and development activities relating to any Product Directed Against such Collaboration Target as set forth in a Preclinical Research Plan (including post-clinical candidate selection activities), and any advisory or consulting services provided in connection therewith, including with respect to filing of an IND for such Product and preparing regulatory documents therefor, and up to and including the filing of an IND for such Product.

Section 1.134   “Preclinical Research Budget” means, with respect to a Collaboration Target, the budget to be established by the JSC in accordance with Section 2.1.3 for activities to be conducted under the Preclinical Research Plan by CytomX applicable to such Collaboration Target and with respect to the applicable Products to be Developed thereunder; [***].  The Preclinical Research Budget shall be included as part of the Preclinical Research Plan for the applicable Collaboration Target and approved by the JSC prior to the commencement of activities in respect of a Collaboration Target.

Section 1.135   “Preclinical Research Costs” means, with respect to a Collaboration Target, the [***] Costs (as defined on Exhibit C) incurred by CytomX and its Affiliates during the Term in a manner consistent with the applicable Preclinical Research Plan and this Agreement that are specifically identifiable and directly allocable to, the Preclinical Research of such Collaboration Target and any Products Directed Against such Collaboration Target, calculated in a manner consistent with CytomX’s other Products and U.S. Generally Accepted Accounting Principles as the sum of (a) Preclinical Research FTE Costs and (b) Preclinical Research Out-of-Pocket Expenses.

Section 1.136   “Preclinical Research FTE Costs” means, with respect to a Collaboration Target, the product of (a) the actual number of FTEs utilized in the Preclinical Research of such Collaboration Target in a manner consistent with the applicable Preclinical Research Plan, as documented by CytomX, and (b) the R&D FTE Rate.

Section 1.137   “Preclinical Research Out-of-Pocket Expenses” means, with respect to a Collaboration Target, the reasonable direct expenses paid or payable to Third Parties directly incurred by CytomX and its Affiliates for, and that are specifically identifiable and directly allocable to, the Preclinical Research of such Collaboration Target or any Products Directed Against such Collaboration Target.

Section 1.138   “Preclinical Research Plan” means, the comprehensive plan and timelines, and any approved updates thereto, for the Preclinical Research of Products Directed Against the applicable Collaboration Target, including a description of the Preclinical Research activities, expected timelines, preclinical, manufacturing, regulatory, post-clinical candidate selection activities, as well as other planned activities, and the Format for such Products.  The Preclinical Research Plan shall include a reasonably detailed description of the schedule of work activity and the identification of the Party responsible therefor (including subcontractors and Sublicensees), and the applicable Preclinical Research Budget. As the circumstances may require, the JSC may propose from time to time amendments to the Preclinical Research Plan.  For the Initial Target, the initial Preclinical Research Plan is as set forth on Exhibit B. Each Preclinical Research Plan (including the Preclinical Research Budget) for any Additional Target or [***] shall include at least the same level of detail as the Initial Preclinical Research Plan and Preclinical Research Budget to the extent applicable to such Additional Target or [***].

Section 1.139   “Preclinical Research Term” means, on a Collaboration Target-by-Collaboration Target basis, subject to the early termination of this Agreement, the period from the Effective Date (or, with respect to Additional Targets or [***], the date on which such Additional Target or [***] becomes a Collaboration Target) until completion of the activities set forth in the Preclinical Research Plan for such Collaboration Target.

Section 1.140   “Probody” means an Antibody linked to at least one Substrate and at least one Mask.

Section 1.141   “Product” means a Bi-Specific Antibody that is Directed Against both a Collaboration Target and CD3 and that has a Format selected in the course of conducting activities under the Preclinical Research Plan for such Collaboration Target and that the Parties have selected for Preclinical Research under this Agreement, in any and all forms, presentations, delivery systems, dosages, strengths, and formulations.

Section 1.142   “Product Trademarks” has the meaning set forth in Section 8.9.1.

Section 1.143   “Profit” has the meaning set forth on Exhibit C.

Section 1.144   “Proposed Target Information” has the meaning set forth in Section 3.1.4.

Section 1.145   “Public Official or Entity” means (a) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party or any official of a political party.

Section 1.146   “Publishing Party” has the meaning set forth in Section 12.4.3.

Section 1.147   “Receiving Party” has the meaning set forth in Section 12.1.1.

Section 1.148   “Regulatory Authority” means any Governmental Authority or other authority responsible for granting Marketing Approvals for Products, including the FDA, EMA, PMDA, and any corresponding national or regional regulatory authorities.

Section 1.149   “Regulatory Exclusivity” means, with respect to a Product, any exclusive marketing rights or data exclusivity rights conferred by the applicable Regulatory Authority with respect to such Product, other than a Patent Right.

Section 1.150   “Regulatory Filing” means any filing with any Governmental Authority with respect to the research, development, manufacture, distribution, pricing, reimbursement, marketing or sale of a Product.

Section 1.151   “Reversion Products” has the meaning set forth in Section 13.5.

Section 1.152   [***] means [***].

Section 1.153   “Royalty Term” has the meaning set forth in Section 7.5.2.

Section 1.154   “Sale Transaction” has the meaning set forth in Section 14.9.

Section 1.155   “Selling Party” has the meaning set forth in Section 1.120.

Section 1.156   “Sublicensee(s)” means a Third Party, other than a Third Party subcontractor or any Distributor, that has been granted a sublicense or other rights under the rights granted to a Party pursuant to Section 4.1 in accordance with Section 4.2, or is deemed to be a Sublicensee under Section 4.7, but shall exclude any wholesaler of a Product that does not market or promote the Product.

Section 1.157   [***] has the meaning set forth in [***].

Section 1.158   “Substrate” means [***].

Section 1.159   “Target” means (a) an antigen expressed on or in a tumor cell that is identified by a GenBank accession number or similar information, or by its amino acid or nucleic acid sequence if an accession number is not available, (b) any naturally occurring mutant or allelic variant of a molecule disclosed in clause (a), including transcriptional and posttranscriptional isoforms (e.g., alternative splice variants), and post-translational modification variants (e.g., protein processing, maturation and glycosylation variants); and (c) truncated forms (including fragments) thereof that have a biological function substantially identical to that of any molecule disclosed in clause (a).

Section 1.160   “Target Acceptance Date” has the meaning set forth in Section 3.1.3.

Section 1.161   “Target Notice” has the meaning set forth in Section 3.1.3.

Section 1.162   “Term” has the meaning set forth in Section 13.1.

Section 1.163   “Territory” means the entire world.

Section 1.164   “Third Party” means a Person other than (a) Astellas or any of its Affiliates and (b) CytomX or any of its Affiliates.

Section 1.165   “Third Party Acquirer” has the meaning set forth in Section 14.9.

Section 1.166   “Third Party Claim” has the meaning set forth in Section 10.1.1.

Section 1.167   “Third Party IP” has the meaning set forth in Section 7.5.5.

Section 1.168   “Tools” means any Patent Rights, Know-How, or other intellectual property rights licensed under the UCSB Agreement as set forth in Exhibit A-2.  For clarity, “Tools” will not include any Patent Rights co-owned by CytomX and UCSB and that are set forth in Exhibit A-1.

Section 1.169   “UCSB Agreement” means the Exclusive License Agreement, dated August 19, 2010 and bearing UC Agreement No. 2011-03-0081, between The Regents of the University of California acting through its Santa Barbara campus (“The Regents”) and CytomX, as amended by that certain Amendment No. 1 to Exclusive Agreement, dated May 30, 2013, that certain Amendment No. 2 to Exclusive Agreement, dated November 8, 2013, and that certain Amendment No. 3 to Exclusive License

Agreement, dated April 2, 2019, as may be amended from time to time after the Effective Date to the extent in accordance with this Agreement.

Section 1.170   “United States” or “U.S.” means the United States of America and its territories and possessions.

Section 1.171   “Valid Claim” means a claim in an issued and unexpired Patent Right or an application for a Patent Right that has not lapsed or been abandoned, canceled, disclaimed, revoked, held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through re-examination, re-issue, disclaimer or otherwise, or lost in an interference proceeding; provided, however, that if a claim of a pending patent application shall not have issued within [***] years after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a Patent Right issues with such claim (from and after which time the same would be deemed a Valid Claim).

Article 2.  Research Collaboration

Section 2.1 Management.

2.1.1Overview. Within [***] days after the Effective Date, the Parties shall establish a cross-functional, joint steering committee (the “Joint Steering Committee” or the “JSC”), which shall manage the collaboration between the Parties.

2.1.2Alliance Managers.  Each of Astellas and CytomX shall appoint one representative who possesses a general understanding of Development, regulatory, manufacturing and Commercialization matters to act as its respective alliance manager(s) for this relationship (an “Alliance Manager”).  Each Party may replace its respective Alliance Manager at any time upon written notice to the other in accordance with this Agreement.  Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager.  Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within the JSC.  Consistent with the Preclinical Research Plan, each Alliance Manager will also be responsible for:

(a)	providing a primary single point of communication responsible for seeking consensus both within the respective Party’s organization and together regarding key strategy and plan issues;
(b)	ensuring awareness of the governance procedures and rules set forth herein and monitoring compliance therewith; and
(c)	identifying and raising disputes to the JSC for discussion in a timely manner.

The Alliance Managers shall have the right to attend all JSC and subcommittee meetings.  In accordance with Section 2.1.3(c), each Alliance Manager may bring any matter to the attention of the JSC that such Alliance Manager reasonably believes requires the attention of the JSC.  Within [***] days after the Effective Date, each Party shall appoint and notify the other Party in writing of the identity of such Party’s representative to act as its Alliance Manager under this Agreement.

2.1.3Joint Steering Committee.

(a)Composition.  The JSC shall be comprised of [***] named representatives [***] (or such other number as the Parties may agree in writing) in addition to each Party’s Alliance Manager who are members ex-officio.  The JSC will be led by [***]; provided that, if such chairperson is not reasonably acceptable to CytomX and CytomX so informs Astellas (not more than [***]), Astellas shall appoint a replacement chairperson.  Within [***] after the Effective Date, each Party shall designate by written notice to the other Party its initial representatives on the JSC (including its Alliance Manager).  Each Party may replace one or more of its representatives, in its sole discretion, effective upon written notice to the other Party of such change. Each Party’s representatives on the JSC, and any replacement for any such representative, shall be bound by the obligations of confidentiality set forth in Article 12.

(b)Function and Powers of the JSC. The JSC shall, consistent with the terms and conditions set forth in this Agreement, and subject to Section 2.1.5:

(i)	coordinate the Parties’ activities under this Agreement;
(ii)	decide whether to include any particular Available Target for Preclinical Research under this Agreement;
(iii)	select a Product Directed Against a Collaboration Target as a clinical candidate for further Development;
(iv)

define each Collaboration Target in accordance with Section 3.1, and approve (A) each Preclinical Research Plan and Preclinical Research Budget for each Collaboration Target and any amendments thereto, (B) each Development Plan, Development Budget, Commercialization Plan and Commercialization Budget for each Cost Share Product and any amendments thereto, and (C) updates to each such Preclinical Research Plan, Preclinical Research Budget, Development Plan, Development Budget, Commercialization Plan and Commercialization Budget (in each case other than for the Preclinical Research Plan and Preclinical Research Budget, only for Cost Share Products) on [***] basis or as otherwise agreed upon by the Parties, and review progress against the goals in such plans and budgets;

(v)

oversee the implementation of each Preclinical Research Plan for each Collaboration Target and Product and review and serve as a forum for discussion of the results of the activities being carried out thereunder;

(vi)	serve as an information-sharing forum for Preclinical Research, Development (including regulatory strategy for IND filing) and Commercialization for each Product;
(vii)	with respect to any Product that is not a Cost Share Product, review and comment on any material strategy changes with respect to any Development Plan or Commercialization Plan;
(viii)	establish subcommittees, as appropriate, as described more fully in Section 2.1.3(d) below;

(ix)	direct and oversee any subcommittee;
(x)	discuss estimated sales forecasts for Cost Share Products to the extent Astellas has generated any such estimated forecasts for internal use;
(xi)	resolve disputed matters that may arise at the subcommittees; and
(xii)	perform any and all tasks and responsibilities that are expressly attributed to the JSC under this Agreement.

(c)Meetings.

(i)

The JSC shall meet at least [***] per Calendar Quarter or more or less often as otherwise agreed by the Parties, with the location of such meetings alternating between locations designated by Astellas and locations designated by CytomX.  The chairperson of the JSC shall be responsible for calling meetings on reasonable prior notice.  Each Party shall use reasonable efforts to make all proposals for agenda items and to provide all appropriate information with respect to such proposed items reasonably in advance (at least [***] Business Days if reasonably practicable) of the applicable meeting.  Each Alliance Manager may require topics to be included for the agenda for JSC meetings (to the extent within the scope of the JSC) by forwarding such topics and relevant information to the JSC chairperson.  The Alliance Managers shall prepare and circulate for review and approval of the JSC minutes of each meeting.  The JSC shall agree on the minutes of each meeting as promptly as practicable following such meeting.

(ii)

Representatives of the Parties on the JSC may attend meetings by telephone, videoconference or in person.  At least [***] JSC meetings per [***] shall be held in person.  A quorum of the JSC shall exist whenever there is present at a meeting at least [***] representative appointed by each Party.

(iii)

As appropriate (subject to the discretion of the chairperson of the JSC, with approval not to be unreasonably withheld, conditioned or delayed), and provided that not less than [***] Business Days’ prior written notice has been given to the other Party, other employees of the Parties may attend JSC meetings as observers, as well as Third Parties; provided, however, that a Party shall not bring a Third Party to a meeting without the other Party’s prior written consent; and provided further, however,  that each such Third Party (x) shall not vote or otherwise participate in the decision-making process of the JSC, and (y) shall be bound by obligations of confidentiality and non-disclosure, and obligations to assign inventions, consistent with those set forth in Article 8 and Article 12.

(iv)

Each Party may also call for special meetings of the JSC with reasonable prior written notice to the other Party (it being agreed that at least [***] Business Days shall constitute reasonable notice) to resolve particular matters requested by such Party and within the decision-making authority of the JSC.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in all meetings.

(d)Subcommittees.  The JSC may establish and disband such subcommittees as deemed necessary by the JSC, which shall include a joint research committee (the “Joint Research Committee” or the “JRC”) and, if CytomX exercises the Cost Share Option pursuant to Section 6.6, a joint development committee (the “Joint Development Committee” or the “JDC”) and a joint finance committee (the “Joint Finance Committee” or the “JFC”) with respect to the Cost Share Products only and, further, if CytomX exercises the Co-Commercialization Option pursuant to Section 6.7.2, a joint commercialization committee with respect to the Co-Co Product subject to such Co-Commercialization Option (the “Joint Commercialization Committee” or the “JCC”). Each such subcommittee shall consist of [***] representatives designated by each Party, which number shall be mutually agreed by the Parties. Each Party shall be free to change its representatives on written notice to the other Party or to send a substitute representative to any subcommittee meeting. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Article 12.  Except as expressly provided in this Agreement or subject to the delegation granted by the JSC of any of its responsibilities, no subcommittee shall have the authority to bind the Parties hereunder and each subcommittee shall report to the JSC.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in all meetings.  Any matters arising within a subcommittee that are not resolved by members of such subcommittee shall be submitted to the JSC for resolution as set forth in Section 2.1.3(b)(x).

(e)Specific Responsibilities of the JRC.  Without limiting the generality of Section 2.1.3(d), the JSC (or, if such authority is granted to the JRC by the JSC, the JRC) shall:

(i)	manage the operationalization of the Preclinical Research Plan, and propose changes and updates to the Preclinical Research Plan (including the then-current Preclinical Research Budget); and
(ii)	monitor, review and record the progress of the activities under the Preclinical Research Plan.

(f)Specific Responsibilities of the JDC.  Without limiting the generality of Section 2.1.3(d), the JSC (or, if such authority is granted to the JDC by the JSC, the JDC) shall:

(i)	with respect to any Cost Share Product, review and finalize, for the JSC’s approval, any Development Plan (including the then-current Development Budget) or amendments thereto;
(ii)	review and monitor the activities being conducted under each Development Plan with respect to a Cost Share Product and the progress of such activities; and
(iii)

perform such other functions as are set forth in this Agreement as the function of the JDC or as the Parties or the JSC (with respect to its designated responsibilities) may otherwise mutually agree in writing.

(g)Specific Responsibilities of the JCC.  Without limiting the generality of Section 2.1.3(d), unless otherwise set forth in the Commercialization Agreement, the JSC (or, if such authority is granted to the JCC by the JSC, the JCC) shall:

(i)	review and finalize, for the JSC’s approval, the Commercialization Plan (including the Commercialization Budget) with respect to each Cost Share Product, and any amendments thereto;
(ii)	discuss pricing of Cost Share Products;
(iii)	monitor the competitive landscape for each Cost Share Product in the Territory;
(iv)	oversee all activities performed under the Commercialization Agreement; and
(v)

perform such other functions as are set forth in this Agreement or the Commercialization Agreement as the function of the JCC or as the Parties or the JSC (with respect to its designated responsibilities) may otherwise mutually agree in writing.

(h)Specific Responsibilities of the JFC.  Without limiting the generality of Section 2.1.3(d), the JFC shall:

(i)

designate policies for the Parties’ reporting and recording of Development Costs (for Cost Share Products), Cost Share Product Costs and calculation of Profits and other financial terms set forth in this Agreement;

(ii)	review all variances from the applicable budgets; and
(iii)

perform such other functions as are set forth in this Agreement as the function of the JFC or as the Parties or the JSC (with respect to its designated responsibilities) may otherwise mutually agree in writing.

2.1.4Cooperation.  Each Party shall provide the JSC such information as required under this Agreement or as otherwise reasonably requested by the other Party and reasonably available to such Party to enable the other Party to perform its obligations under this Agreement, in each case relating to the progress against the goals or performance of activities under each Preclinical Research Plan, Development Plan and Commercialization Plan, as applicable.

2.1.5Decisions.  The JSC shall [***] with respect to [***] notwithstanding anything to the contrary herein, [***].  Other than as set forth herein, in order to make any decision required of it hereunder, the JSC (or any subcommittee thereof) must have present (in person, by videoconference or telephonically) [***].  Decisions of the JSC (or any subcommittee thereof) shall [***].  If a dispute arises that cannot be resolved by a subcommittee of the JSC, such dispute shall be referred to the JSC for resolution.  If the JSC [***] or a dispute arises that cannot be resolved within the JSC (whether the matter originated at the JSC or within a subcommittee), such dispute shall be referred to [***] for resolution.  [***] will in good faith seek to resolve the matter within [***], or within such longer time periods as the Parties may mutually agree upon.  In the event that [***] with respect to a decision after [***] (it being understood and agreed that neither Party shall unreasonably withhold or delay agreement with respect to any such dispute), [***].  Without limiting the foregoing, in no event (unless separately agreed by the Parties in writing) shall [***]. For avoidance of doubt, [***].

2.1.6Exceptions.  [***].

2.1.7Authority.  The JSC and any subcommittee shall have only the powers assigned expressly to it in this Article 2 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement.  In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC or subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. For the avoidance of doubt, JSC and subcommittee rights to discuss, comment, review or monitor (and other similar activities) shall not require any Party or designee thereof to act or be bound in any respect by such discussion, comment, review, or monitoring.

2.1.8Discontinuation of JSC. The JSC shall continue to exist until the first to occur of (a) the Parties mutually agreeing to disband the JSC or (b) expiration or termination of this Agreement.

Section 2.2 Subcontracting.  Each Party may engage its Affiliates, or Third Party subcontractors (including contract research organizations and contract manufacturing organizations) to perform its obligations under this Agreement; provided that JSC approval shall be required for any subcontractor that CytomX may seek to use from time to time unless such subcontractor is set forth on Exhibit F (but only for the services specifically indicated for such listed subcontractor), it being understood and agreed that [***].  Any subcontractor to be engaged by a Party to perform such Party’s obligations set forth in this Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity.  The activities of any such subcontractors will be considered activities of such subcontracting Party under this Agreement.  The subcontracting Party will be responsible for ensuring compliance by any such subcontractors with the terms of this Agreement, as if such subcontractors are such Party hereunder.  Each subcontract shall be in writing and shall contain obligations, on the part of the applicable subcontractor, consistent with this Agreement, including Article 8 and Article 12, with respect to confidentiality and non-use and the assignment of, or the grant of equivalent rights under, all Patent Rights, know-how, inventions and other intellectual property rights that such subcontractor may develop or acquire by reason of work performed under this Agreement.  Each subcontracting Party will conduct, and will cause its Affiliates and other subcontractors, if any, to conduct, the relevant activities in accordance with such subcontracting Party’s commitments hereunder.

Section 2.3 Information Sharing.  Each Party shall promptly provide the other Party with copies of all material non-clinical, analytical, manufacturing, and clinical data (including, for clarity, data sets) and information generated by such Party, or on behalf of such Party by any Affiliate or Third Party relating to any and all Collaboration Targets or Products, to the extent necessary for the other Party to provide any support expressly requested by such Party under this Agreement or as otherwise reasonably required for a Party to perform its obligations or exercise its rights under this Agreement. For clarity, information regarding adverse events and serious adverse events shall be provided in accordance with the Pharmacovigilance Agreement.  All non-clinical, analytical, manufacturing, and clinical data and associated reports disclosed by one Party to the other under this Agreement shall be deemed Confidential

Information of the disclosing Party except (a) all data and reports generated under the Preclinical Research Plan by or on behalf of either Party shall be deemed Confidential Information of both Parties, and (b) as otherwise set forth in this Agreement; provided that each Party (or its Affiliates or licensees or Sublicensees) may use such data and reports solely for the purpose of performing its obligations or exercising its rights under this Agreement, including Developing a Product, seeking and obtaining Marketing Approval, or Commercializing the Product, including pursuant to CytomX’s right to co-Commercialize pursuant to Section 6.7.2 to the extent consistent with the Commercialization Plan.  Notwithstanding anything to the contrary in the foregoing, the CytomX Platform Technology, CytomX Platform Improvements IP, CytomX Know-How and Tools shall be Confidential Information of CytomX, and CytomX shall be deemed the disclosing Party thereof for purposes of Article 12. Notwithstanding anything to the contrary in the foregoing, the Astellas Know-How shall be Confidential Information of Astellas, and Astellas shall be deemed the disclosing Party thereof for purposes of Article 12.

Section 2.4 [***].

Article 3.  Preclinical RESEARCH activities

Section 3.1   Selection of Targets.

3.1.1The Parties have agreed upon the Initial Target.  Astellas, or at Astellas’s written request, CytomX, shall have the right to nominate up to three (3), or, if Astellas exercises the Astellas Expansion Options pursuant to Section 3.1.2, up to five (5), additional Available Targets for inclusion under this Agreement (such Available Targets selected and Available, “Additional Targets”); provided that, unless otherwise agreed by the Parties in writing, (i) the first (1st) such Additional Target shall be nominated no later than [***] months after the Effective Date, (ii) the second (2nd) such Additional Target shall be nominated no later than [***] months after the Effective Date, and (iii) the third (3rd) such Additional Target shall be nominated no later than [***] months after the Effective Date, subject to Section 3.1.3.  CytomX shall retain the right to reasonably delay the commencement of activities under the Preclinical Research Plan for any Additional Target or [***] if such Additional Target or [***] is selected within [***] months of any other Additional Target or [***], such that the commencement of such activities for the newly selected Additional Target or [***] do not begin within such [***] month period if commencement within such [***]-month period is not reasonable to undertake with Commercially Reasonable Efforts.

3.1.2Subject to Section 3.1.3, until the [***] anniversary of the Effective Date, Astellas shall have the right to elect to expand the number of Targets that may be nominated as Additional Targets from three (3) to up to five (5) (the “Astellas Expansion Option”), exercisable upon prior written notice.  Astellas may exercise the Astellas Expansion Option up to two (2) times, in each case with respect to not more than one (1) Additional Target.

3.1.3The following procedure shall be followed for the selection of an Additional Target or [***]. CytomX and the Gatekeeper shall maintain an up-to-date list of Targets that are not Available until the period in which Additional Targets or [***] may be nominated and approved hereunder expires.  To nominate an Additional Target or [***], Astellas shall request CytomX confirm with the Gatekeeper that the Gatekeeper’s list of Targets that are not Available is current.  CytomX shall have up to [***] Business Days to confirm the foregoing with the Gatekeeper (and shall inform Astellas promptly upon such confirmation).  Astellas shall thereafter notify the Gatekeeper in writing on a confidential basis of its intention to determine whether one or more Targets are Available, at which point the Gatekeeper shall, as promptly as possible but in any case no more than [***] days after receipt of such nomination, provide written notice (the “Target Notice”) to Astellas as to whether such proposed Additional Target(s) or [***] (each, a “Nominated Target”) is Available, but the identity of such Nominated Target shall not be disclosed to CytomX until such time such Nominated Target is deemed to be Available. If such Nominated Target is Available, it shall automatically become an Additional Target or [***], as applicable, on the date of Astellas’s receipt of such notice from the Gatekeeper (the “Target Acceptance Date”), and the Parties will have all rights and obligations hereunder in connection with such Additional Target or [***] as of the Target Acceptance Date. If any such Nominated Target is determined by the Gatekeeper not to be Available, then Astellas shall have the option to continue to nominate (or request CytomX nominate) another Nominated Target until the expiration/termination or exhaustion of Astellas’s right to nominate Nominated Targets hereunder, it being understood that the process of nomination of Nominated Targets (and any deadlines related thereto) will extend [***] days each time Astellas is informed that a Nominated Target is not Available, provided that Astellas has nominated such Target in good faith. If the notice from the Gatekeeper indicates that the Nominated Target is not Available, Astellas may disclose such Nominated Target to CytomX and request that CytomX inform Astellas when such Nominated Target subsequently becomes Available, and CytomX shall inform Astellas within a reasonable time after such Nominated Target subsequently becomes Available; Astellas shall then have the right to nominate such Nominated Target so long as the period in which Additional Targets or [***] may be nominated hereunder has not expired and Astellas has not otherwise exhausted the number of Targets permitted to be selected under Sections 3.1.1, 3.1.2 (as applicable), and [***]. CytomX will not intentionally frustrate the ability of Astellas to identify and select Additional Targets and [***] that are Available by making any potential Additional Target or [***] not Available out of the ordinary course of business.

3.1.4At Astellas’s discretion, for no more than [***], prior to nomination of a Target, Astellas may disclose such Target to CytomX and request in writing that CytomX provide in writing existing material technical, scientific, business and other information, that is Controlled by CytomX or its Affiliates, and not subject to any obligations of confidentiality to any Third Party to the extent such information relates to [***] (the “Proposed Target Information”).    If Astellas makes such a request, and provided that such Target is Available, CytomX shall as promptly as reasonably practicable make such Proposed Target Information available to Astellas. Upon Astellas’s request, CytomX shall also consider in good faith providing additional existing information that is Controlled by CytomX or its Affiliates to the extent such information is related to the proposed Target and would be useful to Astellas in its evaluation of whether to nominate such Target. Notwithstanding the foregoing, CytomX shall have no obligation to generate new data or conduct new analyses in connection with providing such existing information or otherwise in response to any such request by Astellas.  Any information provided under this Section 3.1.4 will be Confidential Information of CytomX, and Astellas shall limit disclosure of any information provided under this Section 3.1.4 to only its internal employees and outside advisors under obligations of confidentiality who need to know such information for purposes of determining whether to include such Target as an Additional Target or [***]; provided that in the event such Target becomes an Additional Target or [***] pursuant to this Agreement, then such Proposed Target Information for such Additional Target or [***] shall be used in accordance with the terms and conditions of this Agreement, including the confidentiality obligations set forth in Article 12.  In the event that Astellas requests such Proposed Target Information pursuant to this Section 3.1.4, Astellas shall have no obligation to nominate the Target as an Additional Target or [***] pursuant to Section 3.1.1, Section 3.1.2 or [***].  Notwithstanding anything herein to the contrary, in no way shall Astellas’s request for Proposed Target Information be deemed to be a nomination or reservation of the Target as an Additional Target or [***]

until such Target is formally nominated in accordance with the terms and conditions set forth in Section 3.1.3.

3.1.5If Astellas is considering whether to request that CytomX nominate a Target as set forth in Section 3.1.1, CytomX may in its discretion, upon Astellas’s written request, provide existing material information that is Controlled by CytomX or its Affiliates related to the proposed Target, provided that such Target is Available, (but without identifying such Target or providing such information that would likely lead to the identification of such Target) as would be useful to Astellas in its evaluation of whether CytomX should nominate such undisclosed Target. Notwithstanding the foregoing, CytomX shall have no obligation to generate new data or conduct new analyses in connection with providing such existing information or otherwise in response to any such request by Astellas.  Any such information will be Confidential Information of CytomX, and Astellas shall limit disclosure of any information provided under this Section 3.1.4 to only its internal employees and outside advisors under obligations of confidentiality who need to know such information for purposes of determining whether to include such Target as an Additional Target or [***]; provided that in the event such undisclosed Target becomes an Additional Target or [***] pursuant to this Agreement, then such information shall be used in accordance with the terms and conditions of this Agreement, including the confidentiality obligations set forth in Article 12.  In the event that Astellas requests such information pursuant to this Section 3.1.5, Astellas shall have no obligation to request that CytomX nominate the undisclosed Target as an Additional Target or [***] pursuant to Section 3.1.1, Section 3.1.2 or [***].  Notwithstanding anything herein to the contrary, in no way shall Astellas’s request for information pursuant to this Section 3.1.5 be deemed to be a nomination or reservation of the Target as an Additional Target or [***] until such Target is formally nominated in accordance with the terms and conditions set forth in Section 3.1.3. After Astellas’s review and discussion with CytomX as contemplated by this Section 3.1.5, Astellas will advise CytomX in writing whether CytomX should nominate such undisclosed Target as an Additional Target or [***].

3.1.6[***].

Section 3.2 Preclinical Research Plans.  The Parties (working through the JSC) shall within [***] days after the Gatekeeper confirms that the relevant Additional Target(s) or [***] is Available finalize a Preclinical Research Plan for such Additional Target(s) or [***] in accordance with Section 2.1.3(b).  The goal of the Preclinical Research Plan is to identify [***] potential Product per each Collaboration Target and to conduct Preclinical Research to obtain the data required for filing of an IND with respect to such Product; [***].  Unless otherwise agreed by the Parties, within [***] days of such approval of such Collaboration Target, CytomX shall provide to the JSC (or, if applicable and so designated by the JSC, the JRC) a draft Preclinical Research Plan and Preclinical Research Budget, and, once finalized by the JRC (if applicable), the JRC shall submit such revised Preclinical Research Plan and Preclinical Research Budget to the JSC for final approval.  The JSC (or, if applicable and so designated by the JSC, the JRC) shall review each Preclinical Research Plan (including, for clarity, the corresponding Preclinical Research Budget) on a regular basis, and in no event less frequently than [***].  In preparing and approving the Preclinical Research Plan, the Parties and the JSC shall take into account (a) any experience gained from the initial or any subsequent Preclinical Research Plan (with successful past Preclinical Research Plans being repurposed to the extent reasonable to do so in light of the then-existing circumstances), and (b) any CytomX resource constraints or timeline constraints (subject to the use of Commercially Reasonable Efforts to resolve such constraints as promptly as practicable) that may result from multiple Additional Targets or [***] being added as Collaboration Targets within a [***]-month period of one another (it being understood and agreed that CytomX’s constraints shall be measured in light of CytomX’s using Commercially Reasonable Efforts to complete such Preclinical Research Plan).

Section 3.3 Preclinical Research of Products.  In accordance with the terms of the Preclinical Research Plan and in any case not later than [***] days of the approval hereunder of a Preclinical Research Plan with respect to an Additional Target or [***], or, with respect to the Initial Target within [***] days of the Effective Date, CytomX shall commence the Preclinical Research activities under such Preclinical Research Plan.  During the applicable Preclinical Research Term, CytomX shall use its Commercially Reasonable Efforts to conduct the Preclinical Research activities for the Products in accordance with the Preclinical Research Plan.

Section 3.4 Preclinical Research Costs.

3.4.1Astellas shall be responsible for all of the Preclinical Research Costs incurred by either Party and its Affiliates in connection with Preclinical Research under this Agreement that are set forth in the approved Preclinical Research Budget. CytomX shall use Commercially Reasonable Efforts to minimize the Preclinical Research Costs incurred by it to the extent practicable under the Preclinical Research Plan.  CytomX shall have the right to invoice Astellas for its Preclinical Research Costs [***] and Astellas shall pay such amounts within [***] days after receipt of such invoice. CytomX shall cooperate with any reasonable request of Astellas to confirm the information in any such invoice(s) in accordance with Section 7.9.

3.4.2During the Preclinical Research Term for a Target, CytomX shall provide (a) Astellas with reports [***] of the status of CytomX’s and its Affiliates’, subcontractors’ and Sublicensees’ activities relating to the Preclinical Research with respect to the such Target during the preceding [***] period and (b) the JSC with updates once per Calendar Quarter of the status of CytomX’s and its Affiliates’, subcontractors’ and Sublicensees’ activities under this Agreement with respect to Preclinical Research.

Section 3.5 Material Transfer.  To facilitate the Preclinical Research or any regulatory, Development or Commercialization activities hereunder, either Party may (and at Astellas’s reasonable request and cost following identification of an applicable clinical development candidate, CytomX shall, with respect to any materials produced or held on behalf of CytomX pursuant to the Preclinical Research Plan and set forth on Appendix C of Exhibit B, any of its Affiliates or their respective subcontractors necessary to allow Astellas to exercise its rights hereunder) provide to the other Party certain materials (including biological materials or chemical compounds, or cell lines to produce Products), owned by or licensed to such Party for use by the other Party in furtherance of the other Party’s Preclinical Research obligations or any regulatory, Development or Commercialization activities under this Agreement (such materials provided hereunder are referred to, collectively, as “Materials”).  The Materials shall in any case include, at Astellas’s request, the items set forth on Appendix C of Exhibit B.  Except as otherwise expressly provided under this Agreement, all such Materials delivered to the other Party shall remain the sole property of the supplying Party, and the receiving Party shall ensure that such Materials shall be used only in furtherance of the exercise of rights or performance of obligations under this Agreement and in accordance with this Agreement, shall be used solely under the control of the other Party and shall not be used or delivered to or for the benefit of any Third Party, except for permitted subcontractors as set forth in Section 2.2, without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects, in each case unless otherwise specifically contemplated hereunder), and will be used in compliance with all applicable Laws.  The provision of Materials to the receiving Party hereunder does not grant such Party any rights other than those specifically granted in this Agreement.

Delivery of the Materials shall be FCA (the supplying Party’s facilities) Incoterms 2010.  The receiving Party shall: (a) receive the Materials; (b) notify the supplying Party when the Materials have been received; and (c) forward to the supplying Party any applicable chain of custody forms, in-transport temperature record(s) and receipt verification documentation and such other documentation reasonably requested by the supplying Party.  The receiving Party shall be responsible for import clearance (including preparing any necessary documentation with respect thereto) and making entry of shipment.  The supplying Party shall provide the relevant shipping documentation, pro forma invoice and airway bill, together with such other documentation necessary for the use, handling, transfer, and/or storage of the Materials. The Materials supplied under this Section 3.5 are supplied “as is” and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.  Except as expressly set forth herein, THE MATERIALS ARE PROVIDED WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY, EXCEPT AS SET FORTH IN ARTICLE 9. For record-keeping purposes, the Parties shall compile a list (that shall include the type of material, quantity, shipping date and any other relevant details) on a [***]-by-[***] basis setting forth the Materials provided to/from each Party, which document shall be signed by an authorized representative of each Party.

Article 4.  LICENSE GRANT

Section 4.1 License Grants.

4.1.1Preclinical Research License.

(a)On a Collaboration Target-by-Collaboration Target basis, during the applicable Preclinical Research Term, Astellas hereby grants to CytomX a non-exclusive, worldwide, royalty-free right under Astellas IP solely as necessary for CytomX to conduct Preclinical Research as set forth in the applicable Preclinical Research Plan under this Agreement.

(b)On a Product-by-Product basis, during the applicable Preclinical Research Term, CytomX hereby grants to Astellas a non-exclusive, worldwide, royalty-free right under CytomX IP solely as necessary for Astellas to conduct Preclinical Research as set forth in the applicable Preclinical Research Plan under this Agreement.

4.1.2License Grant to Astellas.  Subject to the terms and conditions of this Agreement, CytomX hereby grants to Astellas an exclusive (even as to CytomX and its Affiliates, except as expressly set forth in this Agreement and subject to CytomX and its Affiliates retaining the non-exclusive rights reasonably necessary or useful to perform CytomX’s obligations under this Agreement and any Preclinical Research Plan, Development Plan or Commercialization Plan), royalty-bearing, sublicenseable (but only in accordance with Section 4.2), license under the CytomX IP to Exploit Products in the Licensed Field in the Territory during the Term.  Notwithstanding the foregoing, the CytomX Know-How and Collaboration Know-How shall be sublicenseable only in connection with the rights of Astellas with respect to Products and not with respect to any other products or services.

4.1.3License Grant to CytomX.  Subject to the terms and conditions of this Agreement, Astellas hereby grants to CytomX a non-exclusive, royalty-free, sublicenseable (but only in accordance with Section 4.2) license under the Astellas IP and Astellas’s interest in the Collaboration IP, in each case, solely (a) to carry out CytomX’s responsibilities under the Preclinical Research Plan under this Agreement with respect to each Collaboration Target and each Product and (b) to Exploit Co-Co Products in the Licensed Field in the United States during the Term in accordance with the applicable Commercialization Plan.  Notwithstanding the foregoing, the Astellas Know-How and Collaboration Know-How shall be sublicenseable only in connection with the rights of CytomX with respect to the applicable Product or Co-Co Product and not with respect to any other products or services.

4.1.4 Limitation.  Notwithstanding anything to the contrary in this Agreement, in no event shall Astellas conduct any Preclinical Research except as expressly allocated to Astellas under a Preclinical Research Plan.  Without limiting the foregoing, Astellas shall not make any Mask or Substrate, including conducting any activities that involve attaching a Mask or Substrate to an Antibody or other Bi-Specific Antibody that is Directed Against a Collaboration Target, analyzing or optimizing Masks or Substrates, or modifying any Mask or Substrate, all of the foregoing as enabled by the use of CytomX Platform Technology (such activities, the “Mask/Substrate Activities”).

Section 4.2 Sublicenses.  Each Party shall have the right to grant one or more sublicenses under the licenses granted to such Party under Section 4.1, in full or in part, by means of written agreement to Affiliates or Third Parties (with the right to sublicense through multiple tiers), without the prior written consent of the other Party.  As a condition precedent to and requirement of any such sublicense: (a) any such permitted sublicense shall be consistent with and subject to the terms and conditions of this Agreement (including for the avoidance of doubt, that if sales by such Sublicensee are included in Net Sales hereunder, such Sublicensee shall permit audit rights with respect to its reporting of Net Sales that are consistent with those given by Astellas hereunder with respect to its sales included in Net Sales); (b) such Party will continue to be responsible for full performance of such Party’s obligations under this Agreement and will be responsible for all actions of such Sublicensee as if such Sublicensee were such Party hereunder; (c) such Party’s grant of any sublicense will not relieve such Party or its Affiliates from any of its obligations under this Agreement; and (d) such Party will provide the other Party with a copy of such sublicense promptly, but within [***] Business Days, after the grant of such sublicense, provided that such Party may redact such copy at its discretion to remove financial terms and any other information that is not relevant to this Agreement (provided that financial terms may be provided on a confidential basis to a third party auditor only for purposes of confirming amounts payable hereunder pursuant to any audit in accordance with this Agreement).

Section 4.3 No Other Rights. No right or license under any Patent Rights, Know-How, or other intellectual property rights of a Party is granted or shall be granted by implication to the other Party, and each Party covenants not to practice or use any Patent Rights, Know-How, or other intellectual property rights of the other Party except pursuant to the licenses expressly granted in this Agreement or any other written agreement between the Parties.  All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement.

Section 4.4 No Further Development.  In the event that, pursuant to Astellas’s request as set forth in Section 3.1.1, CytomX nominates a Target that is determined to be Available and Astellas subsequently determines that it does not wish to formally approve such Available nominated Target as an Additional Target or [***] Astellas shall not, outside of this Agreement, research, Develop or Commercialize a Conditionally Active Bi-Specific Antibody that is Directed Against CD3 and such Target, for a period [***] months following the date of CytomX’s receipt in writing of such determination by Astellas.

Section 4.5 UCSB Agreement.  Astellas acknowledges and agrees that any sublicense that will be granted by CytomX to Astellas in connection with this Agreement, of rights granted by UCSB to CytomX under the UCSB Agreement is subject to the terms and conditions of the UCSB Agreement.  Astellas acknowledges that it has received a copy (which may be redacted) of and reviewed such copy of the UCSB Agreement.  To the extent applicable, the UCSB Agreement will be binding on Astellas with respect to Astellas’s activities pursuant to this Agreement as if Astellas were in place of CytomX under the UCSB Agreement, and Astellas will comply with Section 3.1(a), (b), and (c) of the UCSB Agreement, including the obligation to indemnify UCSB as set forth in Section 19 of the UCSB Agreement and provide for inspection of books and records by the Regents consistent with the UCSB Agreement.

Section 4.6 Retained Rights.  Notwithstanding anything to the contrary in this Agreement, CytomX shall retain the right to [***].

Section 4.7 Distributorships. Astellas shall have the right, in its sole discretion, to appoint its Affiliates, and Astellas and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in the Territory or in any country or other jurisdiction of the Territory, to distribute, market, and sell Products, in circumstances where the Person purchases its requirements of Products from Astellas or its Affiliates. If Astellas or its Affiliates appoints such a Person as a distributor and such Person is not an Affiliate of Astellas nor pays Astellas or its applicable Affiliates in connection with such appointment or such Products any consideration other than the arm’s length transfer price of such Product, that Person shall be a “Distributor” for purposes of this Agreement.  If such Person is obligated or has otherwise agreed to pay any royalties, milestones or similar payments (excluding, for the avoidance of doubt, volume rebates and the like) to (or on behalf of) Astellas or any of its Affiliates in connection with such appointment or such Products, such Person shall not be deemed to be a Distributor for purposes of this Agreement, and instead shall be deemed to be a Sublicensee for purposes of this Agreement.

Article 5.  Regulatory Matters

Section 5.1 Astellas Responsibilities.  Astellas will be solely responsible for (and as between the Parties, Astellas shall have the sole right with respect to) the preparation, submission and maintenance of all Regulatory Filings and obtaining all Marketing Approvals with respect to Products.  CytomX will cooperate with Astellas, at Astellas’s reasonable request and expense (with no cost to Astellas for CytomX providing existing documents required from CytomX to support any Regulatory Filing), with respect to any regulatory matters related to Products for which Astellas is responsible hereunder.  Astellas will own all right, title and interest in and to any and all Regulatory Filings and Marketing Approvals directed to Products and all such Regulatory Filings and Marketing Approvals will be held in the name of Astellas or its designee. CytomX will execute all documents and take all actions as are reasonably requested by Astellas, at Astellas’s expense, to vest such title in Astellas or such designee, as applicable.

Section 5.2 Regulatory Updates.  Astellas shall keep CytomX reasonably informed of all material regulatory developments and filings relating to Products in any of the Major Markets, including through the annual development reports under Section 6.4, and with respect to Cost Share Products in the Major Markets, Astellas will use good faith efforts to provide CytomX a meaningful opportunity to (a) review and comment on such filings prior to submission thereof, and Astellas will in good faith consider incorporating such comments into, any such regulatory filings in the Territory, and (b) unless such Regulatory Authorities object, participate (with Astellas in its sole discretion having the right to object to such participation by more than one (1) CytomX representative at any such meeting) in all material meetings with Regulatory Authorities relating to any Cost Share Product in any of the Major Markets solely in an observer capacity.  For Cost Share Products with respect to Major Markets, Astellas will provide CytomX with a copy, in each case to the extent material, of all regulatory filings, correspondence with and minutes of meetings with Regulatory Authorities, documents included in such regulatory dossiers and Marketing Approvals.

Section 5.3   Pharmacovigilance.  Reasonably prior to any Party’s Initiation of any clinical study of any Product, the Parties shall define and allocate each Party’s responsibilities with respect to pharmacovigilance activities for each type of Product and, if the Parties deem necessary, enter into a written agreement with the respect to the same (the “Pharmacovigilance Agreement”).

Article 6.  Development, manufacture and commercialization matters

Section 6.1 General.  Astellas shall have the right to Develop (including, for the avoidance of doubt, file an IND), Manufacture (as defined on Exhibit C) and Commercialize [***] Products Directed Against each Collaboration Target.  Subject to the terms of this Agreement and any rights of CytomX with respect to any Cost Share Products, [***].

Section 6.2 Development Plans.

6.2.1Approval.  At least [***] months prior to the estimated date of IND filing for a Product, or as soon thereafter as reasonably practicable, Astellas shall provide to the JSC, or the JDC if such Product is a Cost Share Product, in each case for information purposes, a draft initial Development Plan for the Development of the applicable Product.  Astellas shall consider in good faith any reasonable feedback from the JSC (or, if applicable, the JDC).  Astellas shall submit such revised Development Plan for any Cost Share Product to the JSC for final approval.

6.2.2Amendments and Updates.  The JSC or, as applicable, the JDC, shall discuss each Development Plan on a regular basis, and in no event less frequently than [***].  Either Party, through its representatives on the JSC or JDC, as applicable, may propose amendments to, and comment upon, each Development Plan (including the corresponding Development Budget with respect to Cost Share Products) from time to time, [***].  In any event, an updated Development Plan shall be provided by Astellas to the JSC (for review and approval for Cost Share Products, and for information purposes only for any other Products) no later than [***].

6.2.3Development Budget.  Each Development Budget will set forth the detailed costs to be incurred with respect to Development of the applicable Cost Share Product for the [***] of such Development Budget and will set forth [***] for each of (a) the [***] period immediately following such [***] and (b) the [***] period immediately following the [***] described in subsection (a) [***].  Each Development Budget with respect to Cost Share Products shall be updated least [***] with the corresponding Development Plan in accordance with Section 6.2.2.

Section 6.3 Diligence.  Astellas shall (directly and/or through one or more Affiliates and/or Sublicensees), subject to completion of Preclinical Research pursuant to the Preclinical Research Plan, use Commercially Reasonable Efforts to Develop, obtain Marketing Approval of and Commercialize at least one (1) Product for each Collaboration Target [***].

Section 6.4 Reports.  During the Term, Astellas shall provide the JSC with updates at least once per Calendar Year of the status of Astellas’s and its Affiliates’, subcontractors and Sublicensees’ Development activities under this Agreement.

Section 6.5 Costs.  Following the Effective Date and at all times during the Term, Astellas shall be responsible for, and shall bear all costs incurred by or on its behalf associated with, the Development, Manufacture and Commercialization of Products, including development, distribution, marketing and sales activities, subject to the obligation of CytomX to pay its share of Development Costs and (subject to Section 2.2.2 of Exhibit C) Cost Share Product Costs following exercise by CytomX of its Cost Share Option pursuant to Section 6.6.

Section 6.6 Cost Share Option.  From the Effective Date until the date that is [***] months before the expected Initiation of the first Pivotal Trial of any Product (the “Option Date”) as such Initiation date is determined by the JSC in accordance with the then-current Development Plan or as otherwise determined by the JSC (the “Cost Share Option Period”), CytomX shall have the right to elect to share Development Costs and share in the United States Profits with respect to such Product (each, a “Cost Share Product”), exercisable upon written notice provided to Astellas during such Cost Share Option Period (the “Cost Share Option”), with any such exercise by CytomX to become effective hereunder immediately after the end of the [***] in which such Cost Share Option is exercised.  No later than [***] days prior to the Option Date, Astellas shall deliver to CytomX all material data, including CMC data and clinical trial data and results, an updated (to the extent of any known material changes to the most recent version) Development Plan and Development Budget for the applicable Products Directed Against such Collaboration Target (including all ongoing and anticipated clinical trials and the designs thereof) and other material information related to such Product in Astellas’s or its Affiliates’, subcontractors’ or Sublicensees’ possession or control (the “Cost Share Option Package”).  In advance of CytomX’s election, Astellas shall provide any material updates to the Cost Share Option Package that occur during such [***] day period, as well as any additional information or materials related to such Product as CytomX may reasonably request.  If CytomX in its reasonable discretion determines that such Cost Share Option Package is incomplete or otherwise not sufficient to evaluate whether or not to exercise the Cost Share Option, CytomX shall so notify Astellas and Astellas shall supplement such Cost Share Option Package until the applicable deficiencies have been resolved.  The Option Date shall be adjusted as necessary to provide CytomX not less than [***] to review any such updates or supplemental information; provided that CytomX shall use reasonable efforts to bring and resolve any such requests as promptly as possible.  If CytomX so exercises its Cost Share Option with respect to such Product, the provisions set forth in this Agreement with respect to Cost Share Products and the exercise of the Cost Share Option, Section 7.3 and Exhibit C regarding Development Cost sharing and Profit sharing in the United States shall apply to such Product in the United States.  CytomX shall have the right to exercise the Cost Share Option with respect to [***] Products, but shall not be entitled to exercise the Cost Share Option with respect to [***] Collaboration Targets.  [***]

Section 6.7 Commercialization Activities.

6.7.1Generally.  Subject to Section 6.7.2, Astellas shall have the sole right to Commercialize Products under this Agreement.

6.7.2Co-Commercialization Option.  If CytomX exercises its Cost Share Option pursuant to Section 6.6 with respect to any Product, CytomX shall have the right to elect to co-Commercialize (including co-promote) such Product (such Cost Share Product, a “Co-Co Product”) in the United States, exercisable upon written notice provided to Astellas no later than [***] prior to the anticipated FDA acceptance for filing of a BLA for such Product in accordance with the Development Plan (the “Co-Commercialization Option”), pursuant to the terms of a written commercialization agreement to be negotiated in good faith between the Parties promptly following [***] exercise by CytomX of its Co-Commercialization Option (the “Commercialization Agreement”).  The Commercialization Agreement shall include terms consistent with the provisions set forth on Exhibit D and such other terms as are customary and reasonable in agreements of that type (the “Required Terms”). [***]. If the Parties are unable to agree on the terms of the Commercialization Agreement within [***] months following the date of exercise of the Co-Commercialization Option, then [***].

6.7.3Termination of Co-Commercialization.  If, at any time after exercising the Co-Commercialization Option with respect to any Co-Co Product, CytomX notifies the JSC of CytomX’s desire to terminate all of its involvement in the Co-Commercialization Activities for such Co-Co Product, then the Parties, through the JSC, will endeavor to make arrangements for an orderly transition of such activities to Astellas without materially adversely impacting the Commercialization Plan and without causing a material incremental increase in the overall cost of Commercialization as a result of such transition.

6.7.4Commercialization Plan.

(a)Approval.  At least [***] months prior to the estimated date of Marketing Approval of a Product, or as soon thereafter as reasonably practicable, but in no event, with respect to any Cost Share Product, less than [***] months prior to the expiration of the Co-Commercialization Option with respect to such Cost Share Product pursuant to Section 6.7.2, Astellas shall provide to the JSC, or to the JCC if such Product is a Cost Share Product, in each case for information purposes, a draft initial Commercialization Plan for the Commercialization of such Product.  Astellas shall consider in good faith any reasonable feedback from the JSC (or, if applicable, the JCC).  Astellas shall submit such revised Commercialization Plan for any Cost Share Product to the JSC for final approval.

(b)Amendments and Updates.  The JSC or, as applicable, the JCC, shall discuss each Commercialization Plan on a regular basis, and in no event less frequently than [***].  Either Party, through its representatives on the JSC or JCC, as applicable, may propose amendments to, and comment upon, each Commercialization Plan (including the corresponding Commercialization Budget) from time to time, but [***].  In any event, an updated Commercialization Plan shall be provided by Astellas to the JSC (for review and approval for Cost Share Products, and for information purposes only for any other Products) no later than [***].

(c)Commercialization Budget.  Each Commercialization Budget will set forth the detailed costs to be incurred with respect to Commercialization of the applicable Cost Share Product for the [***] of such Commercialization Budget and will set forth high-level estimates for each of (i) the [***] period immediately following such [***] and (ii) the [***] period immediately following the [***] described in subsection (i) to the extent Astellas has prepared such an estimate for internal purposes.  Each Commercialization Budget shall be updated least [***] with the corresponding Commercialization Plan in accordance with Section 6.7.4(b).

6.7.5Commercialization Reports.  During the Term, for each Product, Astellas, and with respect to each Co-Co Product, CytomX, shall report on the Commercialization status of such Party’s and its Affiliates’, subcontractors and Sublicensees’ Commercialization activities under this Agreement with respect to such Product in accordance with the procedures established by (a) in the case of Co-Co Products, the JSC or, if applicable, the JCC and no less frequently than once every [***]; and (b) in the case of all other Products, the JSC and no less frequently then once every [***].  The JSC or, if applicable, the JCC (in the case of the Co-Co Products) or the JSC (in the case of all other Products) shall evaluate the work performed in relation to the goals of the applicable Commercialization Plan.  Each Party shall provide such other information pertaining to its Commercialization activities for Products as reasonably requested by the JCC or the JSC, as applicable.  Astellas shall also consider in good faith CytomX’s views on pricing of the Cost Share Products in the any of the Major Markets through the JSC or, if applicable, the JCC.

Article 7. FEES, ROYALTIES, & PAYMENTS

Section 7.1 Upfront Payment.  As partial consideration for the rights granted by CytomX to Astellas pursuant to the terms of this Agreement, for access to the CytomX Platform Technology and CytomX undertaking its responsibilities under this Agreement, CytomX shall invoice (on the Effective Date) and Astellas shall pay to CytomX a non-refundable (it being understood and agreed that indemnification and other monetary remedies available hereunder shall not be deemed to be a refund) and non-creditable payment of Eighty Million Dollars ($80,000,000) within [***] Business Days after delivery of such invoice on or after the Effective Date.

Section 7.2 Astellas Expansion Option.  In the event that Astellas exercises the Astellas Expansion Option pursuant to Section 3.1.2 with respect to an Additional Target and such Additional Target nominated by Astellas is confirmed Available (and therefore added as a Collaboration Target hereunder), Astellas shall pay CytomX a one-time, non-refundable (it being understood and agreed that indemnification and other monetary remedies available hereunder shall not be deemed to be a refund) and non-creditable (subject to Section 7.7, if applicable), option exercise payment of [***] for each such Additional Target within [***] Business Days of the addition of such Additional Target hereunder.  [***]

Section 7.3 Participation in Profits.  For any period following the end of the [***] in which any Product becomes a Cost Share Product (following exercise by CytomX of the Cost Share Option with respect to a Cost Share Product pursuant to Section 6.6), the provisions of Exhibit C shall apply to the Parties with respect to such Cost Share Product, including with respect to Net Sales of such Cost Share Product in the U.S. in lieu of the royalty provision in Section 7.5.3(a).  For clarity, the provisions of Section 7.5.3(b) shall still apply to Net Sales of such Cost Share Product in all countries in the Territory other than the U.S.

Section 7.4 Milestone Payments.

7.4.1As partial consideration for the rights granted by CytomX to Astellas pursuant to the terms of this Agreement, for access to the CytomX Platform Technology and CytomX undertaking its responsibilities under this Agreement, on a Product-by-Product basis (but such that, for the avoidance of doubt, if any Product within a Collaboration Target achieves any such milestone hereunder, no other Product may achieve the same milestone hereunder with respect to such Collaboration Target and [***]), Astellas shall pay to CytomX one-time milestone payments (“Milestone Payments”) following the first occurrence of the corresponding milestone events (“Milestone Events”) with respect to any Product within a particular Collaboration Target for which such Milestone Event is achieved by or on behalf of Astellas, as set forth in the following tables:

Development and Regulatory Milestone Events

[***]

Commercial Milestone Events

[***]

7.4.2If a Milestone Event is achieved prior to the achievement of the preceding Milestone Event for the same Product set forth in the relevant chart (i.e., if a lower-listed Milestone Event is achieved before a Milestone Event that is listed higher up in the relevant chart), then upon achievement of the relevant Milestone Event, all preceding Milestone Events for such Product set forth in the relevant chart shall become due and payable if not previously paid for that or another Product Directed Against such Collaboration Target; provided, however, that a Milestone Payment in respect of a Milestone Event for [***] shall only be paid upon achievement of [***], as applicable, and not earlier, notwithstanding the order in which it is listed on the chart.  For example, if the [***] prior to the [***] for such [***] set forth in the relevant chart to be paid upon [***] shall be paid at the same time as is the [***] to be paid upon [***].  Furthermore, if a given [***], but the [***], the amount payable to a Party upon [***] for [***] for the [***] shall become due (and all amounts for Milestone Events that have not yet been paid for [***] that precede the [***] due upon [***] for [***] shall also become payable upon [***].  The maximum amount payable under this Section 7.4 is [***] for each Collaboration Target (i.e., up to [***] for all Collaboration Targets, if two (2) Additional Targets are added in accordance with the terms of this Agreement), [***].  Astellas shall report to CytomX its achievement of each Milestone Event for which payment to CytomX is due no later than [***] days after the end of the [***] of such achievement of such Milestone Event; provided that Astellas shall use good faith efforts to inform CytomX of any Development and Regulatory Milestone Event within [***] Business Days following achievement, and Astellas shall pay to CytomX such Milestone Payment (i) with respect to Development and Regulatory Milestone Events, within [***] days after receipt of an invoice from CytomX in respect of any payment required as a result of such achievement, and (ii) with respect to all other Milestone Events, within [***] days after the end of the [***] during which such Milestone Event is achieved.

Section 7.5 Royalties.

7.5.1Royalties.  As partial consideration for the rights granted by CytomX to Astellas pursuant to the terms of this Agreement, for access to the CytomX Platform Technology and CytomX undertaking its responsibilities under this Agreement, subject to the provisions of this Section 7.5, Astellas shall pay to CytomX, on a Product-by-Product and country-by-country basis, royalties on quarterly Net Sales of Products (without duplication of any Net Sales amounts across Products) during the applicable Royalty Term, calculated as set forth in Section 7.5.3.  Royalties will be payable on a Calendar Quarter-by-Calendar Quarter basis and any such payments shall be made within [***] days after the end of the Calendar Quarter during which the applicable Net Sales of Products occurred.

7.5.2Royalty Term.  Astellas’s obligation to pay royalties with respect to a Product in a particular country shall commence upon the First Commercial Sale of such Product in such country and shall expire on a country-by-country and Product-by-Product basis on the latest of (a) expiration of the last Valid Claim of a CytomX Patent or Collaboration Patent in the applicable country that Covers such Product, (b) the loss of Regulatory Exclusivity for such Product in such country, and (c) the tenth (10th) anniversary of the First Commercial Sale of such Product in such country (the “Royalty Term”).

7.5.3Royalty Rates.  The royalty rates payable under Section 7.5.1 shall be calculated as follows:

(a)With respect to each Product for which CytomX has not exercised its Cost Share Option (or with respect to each Cost Share Product until the end of the Calendar Quarter in which the Cost Share Option is exercised for such Cost Share Product):

[***]

(b)With respect to each Cost Share Product, royalties (including in this Section 7.5.3(b)) shall not be payable on Net Sales of such Cost Share Product in the U.S. for any period following the end of the Calendar Quarter in which such Cost Share Product becomes a Cost Share Product, but shall be payable for such periods only on Net Sales of such Cost Share Product in the Territory other than in the U.S., and instead, in the U.S., for such periods the provisions of Section 7.3 and Exhibit C shall apply with respect to Net Sales of such Cost Share Product in the U.S.:

[***]

For the avoidance of doubt, for all royalty payments pursuant to this Section 7.5.3, if the sale of a Product is Covered by more than one Valid Claim, the above royalty shall be paid only once.

7.5.4Royalty Reduction.  On a country-by-country and Product-by-Product basis, in the event that (a) the Exploitation of a Product is not Covered by a Valid Claim of a CytomX Patent or Collaboration Patent in such country and (b)  a Biosimilar Product is sold in such country, the royalty rates set forth in Section 7.5.3 with respect to Net Sales for such Product in such country for such Calendar Quarter shall be reduced by [***] of the Biosimilar Competition Percentage (such that, for example, a Biosimilar Competition Percentage of [***] would result in a reduction to the royalty rate of [***]).  For clarity, unit volume shall be determined in accordance with Section 1.23(a) and (b).  Such reductions shall apply with respect to such country only to sales in the Calendar Quarters in which a Biosimilar Product is sold in such country.

7.5.5Third Party Intellectual Property.  In the event that [***] a Third Party owns or otherwise controls intellectual property that is necessary for the Exploitation of a Product, Astellas shall have the right (but not the obligation) to obtain a license to such Third Party intellectual property (collectively, “Third Party IP”); provided that CytomX shall have the first right (but not the obligation) to obtain such license if such Third Party intellectual property primarily relates to the CytomX Platform Technology (and CytomX shall provide reasonable updates to Astellas with respect to its efforts to obtain such license to the extent any such license is related to the Exploitation of a Product), and, if CytomX does not commence efforts to obtain such license within [***] days’ notice from Astellas, and thereafter use Commercially Reasonable Efforts to obtain such license, Astellas shall have the right to do so. [***] In the event Astellas (or, at Astellas’s direction, its applicable Affiliate, subcontractor or Sublicensee) obtains any license described in this Section 7.5.5, [***] of the royalties that Astellas or such Affiliate, subcontractor or Sublicensee actually pays to such Third Party that are attributable to the Exploitation of such Product in a country during a Calendar Quarter may be credited against royalties otherwise payable by Astellas to CytomX under Section 7.5.1 for such Product in such country in such Calendar Quarter.

7.5.6Maximum Reduction.  The maximum aggregate reduction with respect to any Product in any country during any Calendar Quarter pursuant to Section 7.5.4 and Section 7.5.5 (alone or in combination) shall be capped at [***] of the amount of the royalty that would be payable in respect of Net Sales in such country under Section 7.5.3, prior to any such reductions.

7.5.7Mutual Convenience of the Parties.  The royalty and other payment obligations set forth hereunder have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties and other amounts required hereunder.

Section 7.6 Invoicing.  To the extent an invoice is required to be submitted hereunder, such invoice shall be addressed to:

If Astellas is the paying Party:

Astellas Pharma Inc.

21 Miyukigaoka

Tsukuba, Ibaraki 305-8585, Japan

Attention: [***]

If CytomX is the paying Party:

CytomX Therapeutics, Inc.

151 Oyster Point Blvd, Suite 400

South San Francisco, CA 94080

Attention: [***]

[***]

Section 7.7 Method of Payment; Offset.  Unless otherwise agreed by the Parties, all payments due from the paying Party under this Agreement shall be paid in U.S. Dollars by wire transfer or electronic funds transfer of immediately available funds to an account designated by the non-paying Party. Subject to any specific limitations on offset set forth herein, Astellas shall have the right to offset any undisputed monetary payments that are payable, but that remain unpaid after the later of the due date thereof or the final resolution of any dispute related thereto, against any payments owed by Astellas, if any, under this Agreement.

Section 7.8 Currency Conversion.  All royalties shall be payable in U.S. Dollars.  Any sales of Products incurred in a currency other than U.S. Dollars shall be converted to the U.S. Dollar equivalent using Astellas’s then-current standard exchange rate methodology as applied to its external reporting for the conversion of foreign currency sales into U.S. Dollars consistent with IFRS.

Section 7.9 Reports; Records and Audits.  After the First Commercial Sale of the first Product by Astellas and until expiration or termination of this Agreement, Astellas shall prepare and (within [***] after the end of each Calendar Quarter) deliver to CytomX reports of the sale of Products by Astellas or its Affiliates, and their respective Sublicensees  for each Calendar Quarter together with the corresponding royalty payment or other consideration to be paid to CytomX, specifying on a Product-by-Product and country-by-country basis, a detailed and itemized calculation of Net Sales.  Astellas will keep complete and accurate records of Development Costs and Cost Share Product Costs with respect to each Cost Share Product and all royalty, milestone and other payments required under this Agreement, for a period of [***]

years after the end of the Calendar Year in which such Development Costs and Cost Share Product Costs were incurred or such payment was due.  Astellas shall require its Affiliates, and its and their respective Sublicensees to retain and provide to Astellas all records of payments that Astellas would be required to keep as if sales of Product by such Affiliates or Sublicensees were sales of Product by Astellas, to enable CytomX or, if applicable, UCSB to audit such records pursuant to this Section 7.9.  CytomX will keep complete and accurate records of its Preclinical Research Costs with respect to each Product and its Cost Share Product Costs with respect to each Co-Co Product for a period of [***] years after the end of the Calendar Year in which such Preclinical Research Costs and Cost Share Product Costs, respectively, were incurred. Each of CytomX and Astellas (the “Auditing Party”) will have the right, not more than [***] at its own expense, to have a nationally recognized, independent, certified public accounting firm, selected by it and subject to the other Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), review any such records of the other Party and its Affiliates (the “Non-Auditing Party”) in the location(s) where such records are maintained upon reasonable written notice (which shall be no less than [***] days’ prior written notice) and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement within the [***] year period (or, with respect to an audit by UCSB, the [***] year period) preceding the date of the request for review. Upon either Party’s written request, the other Party shall use good faith efforts to conduct audits of its subcontractors and Sublicensees (at the requesting Party’s cost), and the requesting Party shall have the right to receive and retain a copy of the applicable audit report.  No Calendar Year will be subject to audit under this Section 7.9 more than once without the consent of the Non-Auditing Party.  The Non-Auditing Party will receive a copy of each such report within [***] Business Days following receipt by the Auditing Party, and such accounting firm shall report to the Parties only whether or not such calculations are correct and the amount of any discrepancy.  No other information shall be shared.  The Auditing Party shall treat the results of any such review of the Non-Auditing Party’s records under this Section 7.9 as Confidential Information of the Non-Auditing Party and subject to the terms of Article 12.  Should such inspection lead to the discovery of a discrepancy to the Auditing Party’s detriment, the Non-Auditing Party will, within [***] days after receipt of such report from the accounting firm, pay any undisputed amount of the discrepancy together with interest at the rate set forth in Section 7.10.  The Auditing Party will pay the full cost of the review unless the underpayment of amounts due to the Auditing Party (a) with respect to audited royalty, sales milestone, or Profit sharing payments, is more than [***] (or, with respect to an audit by UCSB, [***] of the amount due for the entire period being examined, or (b) with respect to all other audited payments or costs, (1) with respect to an audit by UCSB, is more than [***] of the amount due for the entire period being examined, in which case the Non-Auditing Party will pay the cost charged by such accounting firm for such review, and (2) for a non-UCSB audit, is more than the greater of (i) [***] of the amount due for the entire period being examined and (ii) [***] in which case with respect to (a) or (b), as applicable, the Non-Auditing Party will pay the cost charged by such accounting firm for such review in amount not to exceed [***], with such [***] and [***] amounts adjusted [***]; provided that [***].  Should the audit lead to the discovery of a discrepancy to the Non-Auditing Party’s detriment, the Non-Auditing Party may credit the amount of the discrepancy, [***] against future payments payable to the Auditing Party under this Agreement or, if there are no such payments payable, then the Auditing Party shall pay to the Non-Auditing Party the amount of the discrepancy, [***] within [***] days of the Auditing Party’s receipt of the report.

Section 7.10 Late Payments.  In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on [***] following the due date thereof, calculated at the annual rate of the sum of (a) [***] plus (b) [***] on the date such payment is due, the interest being compounded on [***]; provided, however, that in no event shall such annual interest rate exceed the maximum rate permitted by Law.  Each such payment when made shall be accompanied by all interest so accrued.  Said interest and the payment and acceptance thereof shall not negate or waive the right of any Party to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment, including termination of this Agreement as set forth in Article 13.  With respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

Section 7.11 Taxes.

7.11.1Withholding.  In the event that any Law requires a Party making any payment pursuant to this Agreement (the “Paying Party”) to withhold taxes with respect to any such payment, the Paying Party (a) will notify the non-Paying Party of such withholding requirement prior to making the payment to the non-Paying Party (such notice, which shall include the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for the non-Paying Party to obtain reduction of or relief from such deduction or withholding), and (b) provide such assistance to the non-Paying Party, including the provision of such standard documentation as may be required by a tax authority, as may be reasonably necessary in the non-Paying Party’s efforts to claim an exemption from or reduction of such taxes.  The Paying Party will, in accordance with such Law, withhold taxes from such payment, remit such taxes to the appropriate tax authority, and furnish the non-Paying Party with proof of payment of such taxes within [***] days following the payment.  If taxes are so withheld and paid to a tax authority, the Paying Party shall provide reasonable assistance to the non-Paying Party to obtain a refund of taxes withheld, or obtain a credit with respect to taxes paid.  The non-Paying Party shall provide the Paying Party any tax forms (including Internal Revenue Service Forms W-9 or applicable W-8) that may be reasonably necessary in order for the Paying Party to determine whether to withhold tax on any such payments or to withhold tax on such payments at a reduced rate under applicable Law, including any applicable bilateral income tax treaty.  [***]

7.11.2Indirect Taxes.  All payments due to the non-Paying Party from the Paying Party pursuant to this Agreement shall be paid exclusive of any value-added tax, sales tax, consumption taxes and other similar taxes (“Indirect Taxes”) (which, if applicable, shall be payable by the Paying Party upon receipt of a valid Indirect Tax invoice).  If the non-Paying Party determines that it is required to report any such tax, the Paying Party shall promptly provide the non-Paying Party with applicable receipts and other documentation necessary or appropriate for such report.  For clarity, this Section 7.11.2 is not intended to limit the Paying Party’s right to deduct value-added taxes in determining Net Sales.

Article 8.  Intellectual property

Section 8.1 Intellectual Property Ownership.

8.1.1Background IP. Each Party will own all right, title and interest in its Background IP.

8.1.2Collaboration IP. Ownership of Collaboration IP [***].

8.1.3CytomX Platform Improvements IP.  CytomX shall own all right, title and interest in and to any and all CytomX Platform Improvements IP.  Astellas hereby assigns to CytomX all right, title and interest in and to any such CytomX Platform Improvements IP.  Astellas will cooperate with CytomX to execute any agreements, instruments and documents as may be reasonably required to perfect CytomX’s right, title and interest in and to such CytomX Platform Improvements IP.

8.1.4Disclosure; Further Assurances.  Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, and Sublicensees to so disclose, the conception of any Collaboration IP, and, in the case of Astellas or its Affiliates, licensees and Sublicensees, CytomX Platform Improvements IP.  Each Party shall cause its Sublicensees and Affiliates, and their respective employees, consultants, agents, or independent contractors to so assign to such Party, such person’s or entity’s right, title and interest in and to the foregoing, and all intellectual property rights therein, as is necessary to enable such Party to fully effect the ownership of the foregoing, and intellectual property rights therein, as provided in this Agreement.  Each Party shall also include provisions in its relevant agreements with Third Parties performing activities on its behalf pursuant to this Agreement, that effect the intent of this Article 8.  Each Party hereby appoints the other Party as attorney-in-fact of such Party to execute and deliver all documents reasonably required to evidence or record any assignment pursuant to this Agreement if such Party is unable, after making reasonable inquiry, to obtain assistance of such other Party with respect to any such document.  Each Party shall, and shall cause its Sublicensees and Affiliates, and their respective employees, consultants, agents, or independent contractors to, cooperate with the other Party and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect such other Party’s right, title and interest in and to Inventions, and intellectual property rights therein, as set forth in this Section 8.1.

Section 8.2   Patent Prosecution and Maintenance.

8.2.1CytomX Patents.  CytomX will be solely responsible, [***], for preparing, filing, prosecuting (including provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), maintaining all CytomX Patents, and conducting any interferences and oppositions or similar proceedings relating to any CytomX Patents.  CytomX will [***].

8.2.2Astellas Patents.  Astellas will be solely responsible, [***], for preparing, filing, prosecuting (including provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), and maintaining all Astellas Patents, and conducting any interferences and oppositions or similar proceedings relating to any Astellas Patents.  CytomX acknowledges and agrees that [***].

8.2.3Collaboration Patents.

(a)With respect to Collaboration Patents, [***] shall [***] to prepare, file and prosecute specific patent applications for such Collaboration Patents [***].  [***]; provided that each Party [***].  The Parties shall [***].  Each Party will [***] at least [***] days before filing.  [***].  In the event of disagreement between the Parties, [***].  In the event [***], then: [***].

(b) Notwithstanding the foregoing, Astellas and its Affiliates shall not take any action in connection with the conduct of its activities under this Section 8.2.3 over the objection of CytomX that such action would be materially prejudicial to any element, including the validity, patentability, scope, priority, construction, inventorship, enforceability, or CytomX’s or its Affiliate’s ownership, of any CytomX Platform Patent in any forum.

8.2.4Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due to such Party’s inventors under any applicable inventor remuneration Laws.

Section 8.3 Patent Term Extensions; Patent Listings.

8.3.1The Parties will cooperate with each other in gaining Patent Right term extension (including supplementary protection certificates for Collaboration Patents to the extent applicable to Products; provided that, in the case of any disagreement, [***].

8.3.2Astellas shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to Astellas Patents [***] as required or allowed (a) in the United States, in the FDA’s Orange Book if in the future legislation employs the Orange Book for biologics, or its alternative, and (b) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. [***].

8.3.3[***] will [***] regarding filings with Regulatory Authorities in the Territory with respect to CytomX Patents as required or allowed (a) in the United States, in the FDA’s Orange Book if in the future legislation employs the Orange Book for biologics, or its alternative, and (b) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents, but in all cases, CytomX shall retain full discretion with respect thereto.

Section 8.4 Defense and Settlement of Third Party Claims.  If any Product Exploited by or under authority of either Party, its Affiliates or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action.  Unless the Parties otherwise agree in writing, Astellas shall have the right to control the defense of such claim, at its sole cost and expense.  Astellas shall not enter into any settlement of any claim described in this Section 8.4 that admits to [***], incurs any financial liability on the part of CytomX or requires an admission of liability, wrongdoing or fault on the part of CytomX without CytomX’s written consent.  In any event, CytomX shall reasonably assist Astellas and cooperate in any such litigation at Astellas’s request and expense.

Section 8.5 Third Party Defense or Counterclaim.

8.5.1If a Third Party asserts, as a defense or as a counterclaim in any infringement action under Section 8.7 that any CytomX Patent, Collaboration Patent or Astellas Patent is invalid or unenforceable, then the Party defending such infringement action shall promptly give written notice to the other Party. Each Party shall reasonably cooperate with the other Party in any such action.

8.5.2With respect to the [***], [***] shall respond to such defense and use Commercially Reasonable Efforts to defend against such counterclaim (as applicable) and, if [***] is pursuing the applicable infringement action under Section 8.7, [***] shall allow [***] to control such response or defense (as applicable).  [***] with respect to such response or defense against such counterclaim [***].

8.5.3With respect to the [***], [***] shall respond to such defense and use Commercially Reasonable Efforts to defend against such counterclaim (as applicable) and, if [***] is pursuing the applicable infringement action under Section 8.7, [***] shall allow [***] to control such response or defense (as applicable).  [***] with respect to such response or defense against such counterclaim [***].  Notwithstanding the foregoing, if [***] fails to assume such defense and use Commercially Reasonable Efforts in respect to [***], [***] or its Affiliate or Sublicensee shall have the right to defend against such action or claim.

Section 8.6 Third Party Declaratory Judgment or Similar Action.

8.6.1If a Third Party asserts, in a declaratory judgment action or similar action or claim filed by such Third Party, that any Astellas Patent, Collaboration Patent or CytomX Patent is invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party. Each Party shall reasonably cooperate with the other Party in any such action.

8.6.2[***] shall use Commercially Reasonable Efforts to defend against such action or claim against an [***].  [***] shall use Commercially Reasonable Efforts to defend against such action or claim against a [***].  [***] with respect to such defense with respect to such Patent Rights [***].  Notwithstanding the foregoing, if [***] fails to assume such defense and use Commercially Reasonable Efforts in respect to [***], [***] or its Affiliate or Sublicensee shall have the right to defend against such action or claim.  For clarity, [***].

Section 8.7 Enforcement.

8.7.1Notice of Infringement.  The Parties shall inform each other promptly of any infringement or colorable cause of action for infringement of any Patent Right within the Collaboration Patents, CytomX Patents or Astellas Patents that claim the composition of matter of, methods of making, or methods of using any Product, and the Parties shall promptly confer to consider the best appropriate course of action.

8.7.2CytomX Enforcement.  CytomX shall have the sole right to enforce the CytomX Patents.  CytomX shall at all times keep Astellas informed as to the status of such enforcement pursuant to this Section 8.7.2.  CytomX may, at its own expense, institute suit against any infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section 8.7.5.  Astellas shall reasonably cooperate in any such litigation at CytomX’s expense.  CytomX shall not enter into any settlement of any claim described in this Section 8.7.2 that admits to [***], incurs any financial liability on the part of Astellas or requires an admission of liability, wrongdoing or fault on the part of Astellas without Astellas’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

8.7.3Astellas Enforcement.  Astellas shall have the sole right to enforce the Astellas Patents [***] against any infringement or alleged infringement thereof.  Astellas shall not have any right to enforce any [***].  Astellas shall at all times keep CytomX informed as to the status of any enforcement pursuant to this Section 8.7.3.  Astellas may, at its own expense, institute suit against any infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section 8.7.5.  CytomX shall reasonably cooperate in any such litigation at Astellas’s expense.  Astellas shall not enter into any settlement of any claim described in this Section 8.7.3 that admits to [***], incurs any financial liability on the part of CytomX or requires an admission of liability, wrongdoing or fault on the part of CytomX without CytomX’s prior written consent, not to be unreasonably withheld, conditioned or delayed.  In the event that Astellas does not elect to enforce any [***], then CytomX shall be entitled to do so, unless Astellas has a good faith belief that CytomX’s enforcement of such Patent Rights would be reasonably likely to unreasonably jeopardize the Exploitation of a Product.  CytomX shall not enter into any settlement of any claim described in this Section 8.7.3 that admits to [***], incurs any financial liability on the part of Astellas or requires an admission of liability, wrongdoing or fault on the part of Astellas without Astellas’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

8.7.4Progress Reporting.  The Party initiating or defending any enforcement action under this Section 8.7 (the “Enforcing Party”) shall keep the other Party reasonably informed of the progress of any such enforcement action, and such other Party shall have the individual right to participate with counsel of its own choice [***].

8.7.5Allocation of Recoveries.  Except as otherwise expressly provided herein, the costs and expenses of the Party bringing suit under this Section 8.7 shall be borne by such Party, and any damages, settlements or other monetary awards recovered shall be shared as follows: [***].

Section 8.8 Biosimilars.  Notwithstanding the provisions of Section 8.6 or Section 8.7, if either Party receives notice of any Biosimilar Application or a copy of a Biosimilar Application referencing a Biosimilar Product or a Product, whether or not such notice or copy is provided under any applicable Laws (including under the BPCIA, the United States Patient Protection and Affordable Care Act, or its successor provisions), or otherwise becomes aware that such a Biosimilar Application has been submitted to a Regulatory Authority for Marketing Approval (such as in an instance described in 42 U.S.C. §262(l)(2)), the remainder of this Section 8.8 will apply.  Such Party will promptly, but in any event within [***] Business Days, notify the other Party.  [***] then will seek permission to view the Biosimilar Application, information regarding the process or processes used to manufacture the product that is the subject of the Biosimilar Application, and related confidential information from the filer of the Biosimilar Application if necessary under 42 U.S.C. §262(l)(1)(B)(iii).  If either Party receives any equivalent or similar communication or notice in the United States or any other jurisdiction, the Party receiving such communication or notice will within [***] Business Days notify the other Party of such communication or notice to the extent permitted by applicable Laws.  Regardless of the Party that is the “reference product sponsor,” as defined in 42 U.S.C. §262(l)(1)(A), for purposes of such Biosimilar Application:

8.8.1[***] will designate, to the extent permitted by applicable Law, or otherwise [***] will designate [***], the outside counsel and in-house counsel who will receive confidential access to the Biosimilar Application, information regarding the process or processes used to manufacture the product that is the subject of the Biosimilar Application, and any related confidential information pursuant to 42 U.S.C. §262(l)(1)(B)(ii).

8.8.2In each case, after [***], [***] will have the right to (a) list any [***] as required pursuant to 42 U.S.C. §262(l)(3)(A) or 42 U.S.C. §262(l)(7), (b) respond to any communications with respect to such lists from the filer of the Biosimilar Application, (c) negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange other than that specified in 42 U.S.C. §262(l)(1), and (d) as to [***] that will be subject to the litigation procedure as described in 42 U.S.C. §262(l)(4), decide which Collaboration Patents will be selected for litigation under

42 U.S.C. §262(l)(5)(B)(i)(II), and commence such litigation under 42 U.S.C. §262(l)(6).  If [***] is required pursuant to applicable Law to execute any of these tasks [***].

8.8.3[***] will cooperate with [***] reasonable requests in connection with the foregoing activities to the extent required or permitted by applicable Laws.  [***] will consult with [***] prior to identifying any [***] to a Third Party as contemplated by this Section 8.8.  [***] will consider in good faith advice and suggestions with respect thereto received from [***], and notify [***] of any such lists or communications promptly after they are made.

8.8.4Each Party will within [***] Business Days after receiving any notice of commercial marketing provided by the filer of a Biosimilar Application to [***] pursuant to 42 U.S.C. §262(l)(8)(A), notify the other Party.  To the extent permitted by applicable Law, [***] will have the first right, but not the obligation, to seek an injunction against such commercial marketing as permitted pursuant to 42 U.S.C. §262(l)(8)(B) and to file an action for infringement. If required pursuant to applicable Law, upon [***] request, [***] will assist in seeking such injunction or filing such infringement action after consulting with [***].  Except as otherwise provided in this Section 8.8, any such action will be subject to the other terms and conditions of Section 8.6 or Section 8.7 as applicable.

Section 8.9 Product Trademarks.

8.9.1Ownership and Prosecution of Product Trademarks. Astellas shall own all right, title, and interest to trademarks, branding and logos associated specifically with each Product (collectively, “Product Trademarks”) in the Territory, and shall be responsible for the registration, prosecution, and maintenance thereof. [***]. CytomX shall provide, [***], assistance and documents reasonably requested by Astellas in support of its prosecution, registration, and maintenance of the Product Trademarks.

8.9.2Enforcement of Product Trademarks. Astellas shall have the sole right and responsibility for taking such action as Astellas deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory. [***] with respect thereto, and [***].

8.9.3Third Party Claims. Astellas shall have the sole right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Product in the Territory. [***] with respect thereto, and [***].

8.9.4Notice and Cooperation. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party, promptly after becoming aware of the foregoing. CytomX agrees to cooperate fully with Astellas, [***], with respect to any enforcement action or defense commenced pursuant to this Section 8.9.  Astellas shall consult with CytomX and consider any input from CytomX in good faith with respect to the registration, prosecution, maintenance, enforcement or defense of any Product Trademarks used in connection with any Cost Share Products.

Article 9.  REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 9.1 Mutual Representations and Warranties.  Each Party represents and warrants to the other Party, as of the Effective Date, that:

(a)it is duly incorporated and validly existing, in the case of CytomX, under the Law of Delaware, and in the case of Astellas, Japan, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

(c)this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action and do not and will not: (x) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violate any material applicable Law or (y) require any consent or approval of its stockholders or similar action; and

(d)it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement.

Section 9.2 Additional CytomX Representations and Warranties.  CytomX represents and warrants to Astellas that, as of the Effective Date:

(a)CytomX has full legal or beneficial title and ownership of, or an exclusive license to, the CytomX Patents listed on Exhibit A-1 as of the Effective Date (the “Existing Patents”) as is necessary to grant the licenses (or sublicenses) to Astellas to such CytomX Patents that CytomX purports to grant pursuant to this Agreement;

(b)CytomX has the rights necessary to grant the licenses to Astellas under CytomX Know-How that CytomX purports to grant pursuant to this Agreement and, to CytomX’s knowledge, as of the Effective Date, CytomX has the right to (i) use all CytomX Know-How in the conduct of the Preclinical Research Plan and (ii) permit Astellas to use the CytomX Know-How in the conduct of its Exploitation activities under this Agreement;

(c)to CytomX’s knowledge, none of CytomX, its Affiliates or UCSB is in breach of the UCSB Agreement. To CytomX’s knowledge, no party to the UCSB Agreement has threatened to terminate, or has otherwise alleged any material breach under, such agreement. To CytomX’s knowledge, the UCSB Agreement is in full force and effect in accordance with its terms;

(d)a true, correct and complete copy (subject to partial redactions) of the UCSB Agreement existing as of the Effective Date has been provided or made available to Astellas prior to the Effective Date. Except for the UCSB Agreement, as of the Effective Date, there is no other agreement pursuant to which CytomX in-licenses any Existing Patent;

(e)except as otherwise disclosed by CytomX to Astellas prior to the Effective Date, no claim or action has been brought or, to CytomX’s knowledge, threatened by any Third Party alleging that (i) the Existing Patents are invalid or unenforceable, (ii) use of the CytomX IP as contemplated herein infringes or misappropriates or would infringe or misappropriate any right of any Third Party or (iii) the Development, Manufacturing or Commercialization of the Products as contemplated herein does or will violate, infringe, misappropriate or otherwise conflict or interfere with, any Patent or other intellectual property or proprietary right of any Person, and no Existing Patent is the subject of any interference, opposition, cancellation or other protest proceeding.  Except as otherwise disclosed by CytomX to Astellas prior to the Effective Date, CytomX has not received any written notice from any Third Party asserting or alleging that the Exploitation, development, manufacture, use or sale of any Product infringes the rights of such Third Party in the Territory;

(f)the Existing Patents are being diligently prosecuted in the respective patent offices in the Territory in accordance with applicable Law. To CytomX’s knowledge, the Existing Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payments;

(g)to CytomX’s knowledge, each of the Existing Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the Laws of the jurisdiction in which each such Existing Patent is issued or such application is pending;

(h)to CytomX’s knowledge, (i) the conception, development and reduction to practice of the Existing Patents and CytomX Know-How existing as of the Effective Date and licensed to Astellas pursuant to this Agreement have not constituted or involved the misappropriation of any trade secret of any Third Party and (ii) except with respect to the UCSB Agreement, completion by CytomX of any Preclinical Research within the scope of activities set forth in the initial Preclinical Research Plan as of the Effective Date does not require any materials, technology or intellectual property that would require any royalty obligation to a Third Party;

(i)to CytomX’s knowledge, no Third Party, including any current or former employee or consultant of CytomX, is infringing or misappropriating, is threatening to infringe or misappropriate, or has infringed or misappropriated any Existing Patents and CytomX Know-How existing as of the Effective Date;

(j)to CytomX’s knowledge, each Person who has or has had any rights in or to any Existing Patents or any CytomX Know-How, has assigned and has executed an agreement assigning its entire right, title and interest in and to such Existing Patents and CytomX Know-How to CytomX. To CytomX’s knowledge, no current officer, employee, agent or consultant of CytomX or any of its Affiliates is in violation of any term or any assignment or other agreement regarding the protection of Patent Rights or proprietary information of CytomX or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with CytomX;

(k)the CytomX Know-How that constitutes a material trade secret of CytomX has been the subject of reasonable steps by CytomX to maintain its confidentiality. To CytomX’s knowledge, no material breach of a confidentiality obligation to CytomX with respect to any material CytomX Know-How that constitutes a trade secret of CytomX has been committed by any Third Party;

(l)to CytomX’s knowledge, other than pursuant to the UCSB Agreement, there are no amounts that will be required to be paid to a Third Party based on sales of any Products (other than for ordinary course service agreements), as a result of the Development, Manufacture or Commercialization of such Products in accordance with this Agreement that arise out of any agreement to which CytomX or any of its Affiliates is a party, and no such agreement will result in any Third Party obtaining any interest in, or any right to assert any claim in or with respect to, any rights granted to Astellas under this Agreement;

(m)except with respect to the Patent Rights licensed under the UCSB Agreement, the inventions claimed or covered by the Existing Patents (i) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(f) and (iii) are not otherwise subject to the provisions of the Bayh-Dole Act; and

(n)[***].

Section 9.3 Covenants.

(a)Employees, Consultants and Contractors.  Each Party covenants that it has obtained or will obtain written agreements from each of its employees, consultants, contractors, agents and Sublicensees who perform research or development activities pursuant to this Agreement or otherwise participate in the Exploitation of Products pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use and to assign inventions in a manner consistent with the provisions of this Agreement.

(b)Debarment.  Each Party represents, warrants and covenants to the other Party that it is not debarred, excluded, disqualified, or the subject of disbarment, exclusion or disqualification proceedings under the U.S. Food, Drug and Cosmetic Act or comparable Laws in any country or jurisdiction other than the U.S. and, to its knowledge, does not, and will not during the Term knowingly, employ or use, directly or indirectly, including through Affiliates or Sublicensees, the services of any person who is debarred, excluded, disqualified, or the subject of disbarment, exclusion or disqualification proceedings in connection with activities relating to any Product.  In the event that either Party becomes aware of the debarment, exclusion or disqualification or threatened debarment, exclusion or disqualification of any person providing services to such Party, directly or indirectly, including through Affiliates or Sublicensees, which directly or indirectly relate to activities contemplated by this Agreement, such Party shall promptly notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.

(c)Compliance. Each Party shall comply with applicable Law in the course of performing its obligations or exercising its rights pursuant to this Agreement. Neither Party (nor any of their Affiliates) shall be required under this Agreement to take any action or to omit to take any action otherwise required to be taken or omitted by it under this Agreement if the taking or omitting of such action, as the case may be, could in its reasonable opinion violate any settlement, consent order, corporate integrity agreement, or judgment to which it may be subject from time to time during the Term. Notwithstanding anything to the contrary in this Agreement, neither Party nor any of its Affiliates shall be required to take, or shall be penalized for not taking, any action that such Party reasonably believes is not in compliance with applicable Law.

(i)Each Party agrees, on behalf of itself and its officers, directors, employees, Affiliates and agents, that, in connection with the matters that are the subject of this Agreement, and the performance of its obligations hereunder: (A) it will comply with the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable Law relating to or concerning public or commercial bribery or corruption (collectively, “Anti-Bribery and Anti-Corruption Laws”) and its applicable anti-corruption policies (“Anti-Corruption Policies”), and will not take any action that will cause the other Party or its Affiliates to be in violation of any such laws or policies; (B) it will not, directly or indirectly, pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give or authorize the giving of anything of value to any Public Official or Entity for the purpose of influencing the acts of such Public Official or Entity to induce them to use their influence with any Governmental Authority, or obtaining or retaining business or any improper advantage in connection with this Agreement, or that would otherwise violate any Anti-Bribery and Anti-Corruption Laws or Anti-Corruption Policies; and (C) it will not directly or indirectly solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Bribery and Anti-Corruption Laws or the Anti-Corruption Policies.

(ii)Each Party, on behalf of itself and its officers, directors, employees, Affiliates, agents and representatives, represents and warrants to the other Party that, in connection with the matters that are the subject of this Agreement, and the performance by each Party of its obligations hereunder: (A) to its knowledge, as of the Effective Date, it and its Affiliates have not committed any Material Anti-Corruption Law Violation; and (B) to its knowledge, none of its contracts, licenses or other assets that are the subject of this Agreement were procured in violation of the Anti-Bribery and Anti-Corruption Laws.

(iii)Each Party will keep and maintain accurate books, accounts, invoices and reasonably detailed records in connection with the performance of its obligations under, and payments made in connection with, this Agreement, including all records required to establish compliance with the provisions of this Section 9.3(c), until the later of (A) six (6) years after the end of the period to which such books and records pertain or (B) the expiration of the applicable statute of limitations (or any extension thereof).

(iv)If a Party becomes aware that any of its officers, directors or employees becomes during the Term a Public Official or Entity in a position to take or influence official action for or against a Party in connection with the performance of its obligations under this Agreement, that Party will promptly notify the other Party.  A Party shall notify the other Party upon receiving a formal notification that it is the target of a formal investigation by a Governmental Authority for a Material Anti-Corruption Law Violation or upon receipt of information from any of its representatives that any of them is the target of a formal investigation by a Governmental Authority for a Material Anti-Corruption Law Violation in connection, in either case in connection with this Agreement.

(v)If either Party requests that any other Party complete a compliance certification certifying compliance with this Section 9.3(c), which request shall occur no more than twice in the first Calendar Year that a Party makes such request and once per Calendar Year thereafter, such other Party shall promptly complete and deliver such compliance certification truthfully and accurately.  If either Party requests, in connection with a corporate integrity agreement or similar arrangement with a Governmental Authority, that any other Party complete a compliance certification certifying adherence to and compliance with such other Party’s code of conduct and compliance program with respect to such other Party’s activities under this Agreement, which request shall occur no more than once per Calendar Year, such other Party shall cooperate with the first Party to promptly complete and deliver such compliance certification truthfully and accurately, and should there be reasonable additional requests of such other Party as a result of a corporate integrity agreement or similar arrangement with a Governmental Authority of the requesting Party, such other Party shall comply with such requests.

(vi)In the event that a Party has a good faith reason to believe that the other Party may be in breach or violation of any representation, warranty or undertaking in this Section 9.3(c), such Party shall have the right to conduct an examination and audit of relevant books and records of the other Party and, during the pendency of such examination, to suspend any obligations on the part of such Party to the other Party, other than the obligation to pay any payments payable to the other Party pursuant to this Agreement. In the event that a Party becomes aware, whether or not through audit, that the other Party is in breach of or in violation of any representation, warranty or undertaking in this Section 9.3(c), then that Party shall have the right to take such steps as are reasonably necessary in order to avoid a violation or continuing violation of the Anti-Bribery and Anti-Corruption Laws, including by requesting such additional representations, warranties, undertakings and other provisions including a further audit as it believes in good faith are reasonably necessary.

(d)No Grant of Conflicting Rights.  Neither Party nor any of its respective Affiliates will, during the Term, enter into any agreements or grant any right, title or interest to any Person that is inconsistent with the rights and licenses granted to the other Party hereunder, and each Party will maintain and keep in full force and effect all agreements necessary to perform its obligations, and grant the rights granted to the other Party, hereunder.

Section 9.4 Additional CytomX Covenants.

(a) Encumbrances. CytomX will not and will cause its Affiliates not to, without the prior written consent of Astellas, encumber or diminish the rights granted to Astellas hereunder or any portion of the CytomX IP with liens, charges or encumbrances that would adversely affect Astellas’ ability to Exploit the Products in any material respect, including by amending or modifying (or permitting to be amended or modified) the UCSB Agreement or entering into, amending or modifying any other agreement between CytomX or any of its Affiliates and a Third Party under which Astellas is granted or requires a sublicense or other rights in order to perform under this Agreement or Exploit any Product without limitation (subject only to the provisions of this Agreement).

(b) Breach.  Except to the extent of any breach or failure to perform as would not have an adverse effect on Astellas or its rights hereunder in any material respect, CytomX will not, and will cause its Affiliates and its and their respective contractors and agents not to, breach or fail to perform under the UCSB Agreement or any other agreement under which Astellas is granted a sublicense or other rights in order to perform under this Agreement or Exploit any Product without limitation.

Section 9.5 Obtainment of Rights. Each Party has or will obtain from each of its Affiliates, Sublicensees, subcontractors, employees and agents, and from the employees and agents of its Affiliates, Sublicensees, subcontractors and agents, who are performing tests or studies, or are otherwise participating in the Exploitation of the Products or who otherwise have access to any of the other Party’s information or other Confidential Information of the other Party, and shall obtain from such Person during the Term, the licenses and other rights necessary for such Party to grant to the other Party the rights and licenses provided herein and for the other Party to perform its obligations hereunder, without payments beyond those required by Article 7.

Section 9.6 Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 9, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR VALIDITY OF PATENT CLAIMS.

Article 10.  INDEMNIFICATION

Section 10.1 Indemnity.

10.1.1By CytomX.  CytomX agrees to defend Astellas, its Affiliates, and each of their respective directors, officers, employees and agents (the “Astellas Indemnified Parties”), at CytomX’s cost and expense, and will indemnify and hold Astellas and the other Astellas Indemnified Parties harmless from and against any claims, losses, costs, damages, fees or expenses (including reasonable legal fees and expenses) (collectively, “Losses”) in connection with any claims, actions, demands, suits or proceedings brought by a Third Party (including product liability claims) (a “Third Party Claim”) to the extent arising out of or resulting from [***]; except, in each case, to the extent such Losses result from clause (a), (b), (c), or (d) of Section 10.1.2.

10.1.2By Astellas.  Astellas agrees to defend CytomX, its Affiliates and their respective directors, officers, employees and agents (the “CytomX Indemnified Parties”), at Astellas’s cost and expense, and will indemnify and hold CytomX and the other CytomX Indemnified Parties harmless from and against any Losses in connection with any Third Party Claims to the extent arising out of or resulting from [***]; except, in each case, to the extent such Losses result from clause (a), (b), or (c) of Section 10.1.1 and except for any Losses incurred in connection with Section 13.5 (except to the extent resulting from the gross negligence or willful misconduct of Astellas, its Affiliates or a breach by Astellas of its obligations under Section 13.5).

Section 10.2 Procedure.

10.2.1Notice. The indemnified Party (“Indemnitee”) will promptly notify the indemnifying Party (“Indemnitor”) in writing of the assertion or the commencement of the relevant Third Party Claim; provided, however, that any failure or delay to notify shall not excuse any obligation of the Indemnitor, except to the extent the Indemnitor is actually prejudiced thereby.  Such notice must contain a description of the claim and the nature and amount of any Losses (to the extent that the nature and the amount of such Losses is known at such time). The Indemnitee shall furnish promptly to the Indemnitor copies of all papers and official documents received in respect of any Losses and Third Party Claims.

10.2.2Control of Defense. The Indemnitee hereby grants the Indemnitor the right to assert sole management and control, at the Indemnitor’s sole expense, of the defense of such Third Party Claim and its settlement; provided, however, that the Indemnitor shall not settle any such Third Party Claim without the prior written consent of the Indemnitee if such settlement does not include a complete release from liability or if such settlement would involve the Indemnitee undertaking an obligation (including the payment of money by the Indemnitee), would bind or impair the Indemnitee, or includes any admission of wrongdoing by the Indemnitee or that any intellectual property or proprietary right of Indemnitee or this Agreement is invalid, narrowed in scope or unenforceable.  The assertion of the defense of a Third Party Claim by the Indemnitor shall not be construed as an acknowledgment that the Indemnitor is liable to indemnify the Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnitor of any defenses it may assert against the Indemnitee’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnitor may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnitor, which shall be reasonably acceptable to the Indemnitee. In the event the Indemnitor assumes the defense of a Third Party Claim, except as provided in this Section 10.2.2, the Indemnitor shall not be liable to the Indemnitee for any legal expenses subsequently incurred by such Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the Indemnitor. In the event that it is ultimately determined that the Indemnitor is not obligated to indemnify, defend or hold harmless the Indemnitee from and against the Third Party Claim, the Indemnitee shall reimburse the Indemnitor for any Losses incurred by the Indemnitor in defense of the Third Party Claim. The Indemnitee shall have the right (at its own expense) to be present in person or through counsel at all legal proceedings giving rise to the right of indemnification.  Notwithstanding the foregoing, the Indemnitee will have the right to employ separate counsel at the Indemnitor’s expense and to control its own defense of the applicable Third Party Claim if: (a) the employment thereof, and the assumption by the Indemnitor of such expense, has been specifically authorized by the Indemnitor in writing, (b) the Indemnitor has failed to assume the defense and employ counsel in accordance with this Section 10.2.2 (in which case, the Indemnitee shall control the defense), (c) there are or may be legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnitor, or (d) in the reasonable opinion of counsel to the Indemnitee, a conflict or potential conflict exists between the Indemnitee and the Indemnitor that would make such separate representation advisable; provided that in no event will the Indemnitor be required to pay fees and expenses under this sentence for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions.  In such event, the Indemnitee shall not settle or compromise such Third Party claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed. The Indemnitor shall not be liable for any settlement, compromise or other voluntary disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnitor.

10.2.3Cooperation. Regardless of whether the Indemnitor chooses to defend or prosecute any Third Party Claim, Indemnitee shall, and shall cause each other indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnitor to, and reasonable retention by the Indemnitee of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnitor shall reimburse the Indemnitee for all of its reasonable out-of-pocket expenses in connection therewith as set forth in Section 10.2.4.

10.2.4Expenses.  The reasonable and verifiable costs and expenses, including costs, expenses, fees and disbursements of counsel, incurred by the Indemnitee pursuant to Section 10.2.3 shall be reimbursed on a monthly basis in arrears by the Indemnitor, without prejudice to the Indemnitor’s right to contest the Indemnitee’s right to indemnification and subject to refund in the event the Indemnitor is ultimately held not to be obligated to indemnify the Indemnitee.

Article 11.limitations of liability

Section 11.1 LIMITATION OF DAMAGES.  EXCEPT FOR WILLFUL MISCONDUCT, IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY WITH RESPECT TO THIS AGREEMENT FOR ANY PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE, LOST PROFITS, OR LOST SAVINGS) HOWEVER CAUSED AND UNDER ANY THEORY, EVEN IF IT HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS SET FORTH IN THIS SECTION 11.1 SHALL NOT APPLY WITH RESPECT TO ANY BREACH OF ARTICLE 12.  NOTHING IN THIS SECTION 11.1 WILL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER ARTICLE 10 WITH RESPECT TO ANY DAMAGES PAID OR REQUIRED TO BE PAID TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM.

Section 11.2 Insurance.  Each of the Parties will, at their own respective expense, procure and maintain during the Term, insurance policies consistent with the normal business practices of prudent biopharmaceutical companies of similar size and scope (or reasonable self-insurance sufficient to provide materially the same level and type of protection).  Such insurance will not create a limit to either Party’s liability hereunder.

Article 12.  CONFIDENTIALITY

Section 12.1 Confidential Information.

12.1.1Confidential Information.  Each Party (the “Receiving Party”) may receive during the course and conduct of activities under this Agreement, certain proprietary or confidential information of the other Party (the “Disclosing Party”) as furnished to the Receiving Party by or on behalf of the Disclosing Party.  The term “Confidential Information” means all ideas and information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, which are transferred, disclosed or made available by Disclosing Party or at the request of Receiving Party, including any of the foregoing of Affiliates or Third Parties.  Notwithstanding anything to the contrary in the foregoing, (a) any information that includes CytomX Platform Technology or CytomX Platform Improvements IP shall be Confidential Information of CytomX, and CytomX shall be deemed the Disclosing Party thereof for purposes of this Article 12, (b) [***] shall be deemed to be [***], and [***] with respect thereto for purposes of this Article 12, and (c) [***] shall, for the avoidance of doubt, be [***].

12.1.2Restrictions.  During the Term and for [***] years thereafter (or, for any trade secret, for so long as the Disclosing Party maintains such trade secret as a trade secret), Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care).  Receiving Party will not use Disclosing Party’s Confidential Information except in connection with the performance of its obligations and exercise of its rights under this Agreement.  Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to Receiving Party’s Affiliates and their employees, subcontractors, consultants or agents who have a need to know such Confidential Information in order to perform its obligations and exercise its rights under this Agreement and who are bound by restrictions on use and disclosure consistent with this Section 12.1.2.  Receiving Party will use diligent efforts to cause those entities and persons to comply with the restrictions on use and disclosure in this Section 12.1.2.

Receiving Party assumes responsibility for those entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.

12.1.3Exceptions.  Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to the extent that Receiving Party can demonstrate that the Disclosing Party’s Confidential Information: (a) was known to Receiving Party or any of its Affiliates prior to the time of disclosure without any obligation of confidentiality with respect to such information (provided that subsection (a) shall not apply to Astellas’s obligation of nondisclosure and the limitations upon the right to use any information that includes CytomX Platform Technology that is first disclosed by Astellas to CytomX); (b) is or becomes public knowledge through no wrongful act, fault or omission of Receiving Party or any of its Affiliates; (c) is subsequently obtained by Receiving Party or any of its Affiliates from a Third Party not known by the Receiving Party after due inquiry to be under an obligation of confidentiality; (d) has been independently discovered or developed by employees, subcontractors, consultants or agents of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records; or (e) was released from the restrictions set forth in this Agreement by express prior written consent of the Disclosing Party.

12.1.4Permitted Disclosures.  Receiving Party may disclose Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a)in order to comply with applicable Law (including any securities law or regulation or the rules of a securities exchange or as a requirement in filing for an International Nonproprietary Name (INN) or the like) or with a legal or administrative proceeding, or in connection with prosecuting or defending litigation;

(b)in connection with prosecuting and defending litigation, Marketing Approvals and other Regulatory Filings and communications, and filing, prosecuting and enforcing Patent Rights in connection with Receiving Party’s rights and obligations pursuant to this Agreement; and

(c)in connection with exercising its rights hereunder, to its Affiliates, potential and future collaborators (including Sublicensees), advisors, or independent contractors; and, to the extent necessary in connection with their evaluation of potential or actual investment, financing, acquisition or other transaction, investment bankers, legal or other advisors, investors, lenders, financial partners and their attorneys and agents, acquirers or permitted assignees who have a need to know and are under written confidentiality and non-use agreements at least as restrictive as hereunder, but may be of shorter duration (except for trade secrets which shall be maintained as confidential as long as they are trade secrets) to the extent such shorter duration is reasonable and customary in the case of investment bankers, legal or other advisors, investors, lenders, or financial partners and their attorneys and agents;

provided, however, that (1) with respect to Sections 12.1.4(a) or 12.1.4(b), where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed and, in the event that no protective order or other remedy is obtained, or the Disclosing Party waives compliance with the terms of this Agreement, the Receiving Party shall furnish only that portion of Confidential Information that the Receiving Party is advised by counsel is legally required to be disclosed; and (2) with respect to Section 12.1.4(c), (A) each of those named people and entities are bound by restrictions on use and disclosure consistent with Section 12.1.2 (other than advisors, investment bankers, investors and lenders, which must be bound prior to disclosure by commercially reasonable obligations of confidentiality) and (B) financial terms shall not be disclosed to any such potential acquirer or investor if it has a competing product to any Product.

12.1.5Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo or trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 12.1.5 shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the Disclosing Party’s counsel, is required by applicable Law (including any securities law or regulation or the rules of a securities exchange or as a requirement in filing for an International Nonproprietary Name (INN) or the like) or with a legal or administrative proceeding, or in connection with prosecuting or defending litigation; provided that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon.

Section 12.2 Product Information. [***] recognizes that [***].  Accordingly, [***] agrees to [***]; except to the extent [***].

Section 12.3 Terms of this Agreement; Public Announcements.

12.3.1The Parties agree that the terms of this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by this Agreement.  Except as required by Law or as permitted under Section 12.1.4, each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, a press release in the form attached hereto as Exhibit E shall be issued by the Parties on or as promptly as practicable after the Effective Date.  Without limiting Section 12.1.4, the Parties agrees to seek reasonable and customary redactions in any filing of this Agreement with the SEC.

12.3.2The Parties agree that each Party may issue future announcements concerning the advancement of a Product; provided that, except as permitted under Section 12.1.4, any such announcement by CytomX has been mutually agreed upon by the Parties (such agreement not to be unreasonably withheld, conditioned, or delayed) or contains only information that has been previously publicly announced.  The foregoing notwithstanding, CytomX may publicly announce the achievement and amount of any milestone entitling CytomX to receive a payment, the exercise of the Cost Share Option, and the exercise of the Co-Commercialization Option ; provided that, except as permitted under Section 12.1.4, CytomX shall submit to Astellas for prior review a draft of the proposed announcement and reasonably consider comments made by Astellas and, to the extent practicable if so desired by Astellas, the Parties shall coordinate the timing of any such release.

Section 12.4 Publication.

12.4.1Subject to the requirements of this Article 12, Astellas will have the sole right to publish and make scientific presentations, issue press releases (except with respect to the terms of this

Agreement, which is governed by Section 12.3) or make other public disclosures with respect to Astellas IP [***] consistent with Astellas’s publication policy.  CytomX will not issue any such publications without Astellas’s prior written consent, except as required by applicable Law or as otherwise permitted under this Agreement.  Notwithstanding the foregoing, any such publication or presentation to be made by Astellas that names CytomX will require the prior written consent of CytomX.

12.4.2Subject to the requirements of this Article 12, CytomX will have the sole right to publish and make scientific presentations, issue press releases (except with respect to the terms of this Agreement, which is governed by Section 12.3) or make other public disclosures with respect to the CytomX Platform Improvements IP consistent with CytomX’s publication practices.  Astellas will not issue any such publications without CytomX’s prior written consent, except as required by applicable Law.  Notwithstanding the foregoing, any such publication or presentation to be made by CytomX that names Astellas will require the prior written consent of Astellas.

12.4.3The Party that is entitled under this Section 12.4 to make a publication or presentation (the “Publishing Party”) will deliver to the other Party (the “Non-Publishing Party”) a copy of the proposed written publication or outline of presentation to be made by the Publishing Party at least [***] days in advance of submission (or, where a copy of such publication or presentation is not available at such time, a draft or outline of such publication or a description of such presentation), and the Non-Publishing Party will have the right to: (a) require a delay of submission of not more than [***] days to enable the filing of patent applications and information from such proposed publication or presentation in accordance with this Agreement; and (b) prohibit disclosure of any of the Non-Publishing Party’s Confidential Information in any such proposed publication or presentation. If the Non-Publishing Party has not provided any comments or otherwise exercised its rights as described in this Section 12.4.3 within [***] days of receiving a copy of such proposed written publication or outline of presentation, the Publishing Party shall be free to submit such publication or to orally disclose or publish the disclosed information in a manner consistent with this Article 12.

Section 12.5 Relationship to the Confidentiality Agreement.  This Agreement supersedes the Confidential Disclosure Agreements; provided, however, that all “Confidential Information” disclosed or received by the Parties thereunder will be deemed “Confidential Information” hereunder and will be subject to the terms and conditions of this Agreement.

Section 12.6 Attorney-Client Privilege.  Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges recognized under the applicable Law of any jurisdiction as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections.  The Parties may become joint defendants in proceedings to which the information covered by such protections and privileges relates and may determine that they share a common legal interest in disclosure between them that is subject to such privileges and protections, and in such event, may enter into a joint defense agreement setting forth, among other things, the foregoing principles but are not obligated to do so.

Section 12.7 Survival. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 12.1.2.

Article 13.  TERM & TERMINATION

Section 13.1 Term.  The term of this Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article 13, shall continue in full force and effect, on a Product-by-Product and country-by-country basis, until expiration of the obligation to make payments under this Agreement with respect to each Product in each country (the “Term”).

Section 13.2 Termination by CytomX.

13.2.1CytomX will have the right to terminate this Agreement in the event of any material breach by Astellas of any terms and conditions of this Agreement to the extent that such breach materially and adversely impacts the expected benefits to be obtained by CytomX under this Agreement [***]; provided, however, that CytomX has [***]; provided further, however, such termination will not be effective if such breach has been cured within [***] days after written notice thereof is given by CytomX to Astellas specifying the nature of the alleged breach; provided further, however, if such breach (except for payment breaches) is not reasonably subject to cure within [***] days after receipt of written notice thereof, then Astellas shall continue to use good faith efforts to cure such breach and shall have provided to CytomX a written plan intended to cure (and that Astellas reasonably believes will cure) such breach as soon as reasonably practicable thereafter.  Notwithstanding the foregoing in this Section 13.2.1, in the event of a good faith dispute as to whether a material breach by Astellas allowing for termination hereunder has occurred, the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with the terms of this Agreement; provided, however, if such dispute relates to payment, such tolling of the cure period will only apply with respect to payment of the disputed amounts, and not with respect to any undisputed amount.

13.2.2Notwithstanding Section 13.2.1, if the material breach and failure to cure otherwise meeting the termination standard set forth in Section 13.2.1 is (a) [***], CytomX shall not have the right to terminate this Agreement in its entirety but shall have the right to terminate this Agreement [***] or (b) with respect to Astellas’s obligations under this Agreement with respect to any particular  Collaboration Target, CytomX shall not have the right to terminate this Agreement in its entirety but shall have the right to terminate this Agreement solely with respect to such Collaboration Target.

13.2.3CytomX will have the right to terminate this Agreement if, at any time, Astellas: (a) files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Astellas or of its assets, in each case that is not dismissed within [***] days after the filing thereof; (b) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within [***] days after the filing thereof; (c) passes a resolution for its winding up or proposes to be or is a party to any dissolution or liquidation; or (d) makes or will make an assignment of substantially all of its assets for the benefit of its creditors.

13.2.4CytomX will have the right to terminate this Agreement immediately upon written notice to Astellas if Astellas or any of its Sublicensees or Affiliates initiates or asserts any CytomX Patent Challenge and fails to initiate rescission of such CytomX Patent Challenge within [***] Business Days after such written notice and thereafter fails to rescind such CytomX Patent Challenge within [***] days after such written notice.  In the event any Sublicensee (or any Person acting on its behalf) of Astellas initiates or asserts any CytomX Patent Challenge in any forum, Astellas shall, upon written request by CytomX, immediately terminate the applicable sublicense agreement with such Sublicensee.

Section 13.3 Termination by Astellas.

13.3.1CytomX Breach.  Astellas will have the right to terminate this Agreement in the event of any material breach by CytomX of any terms and conditions of this Agreement to the extent that such breach materially and adversely impacts the expected benefits to be obtained by Astellas under this Agreement [***]; provided, however, that Astellas has [***]; provided further, however, that such termination will not be effective if such breach has been cured within [***] days after written notice thereof is given by Astellas to CytomX specifying the nature of the alleged breach; provided further, however, if such breach is not reasonably subject to cure within [***] days after receipt of written notice thereof, then CytomX shall continue to use good faith efforts to cure such breach and shall have provided to Astellas a written plan intended to cure (and that CytomX reasonably believes will cure) such breach as soon as reasonably practicable thereafter.  Notwithstanding the foregoing in this Section 13.3.1, in the event of a good faith dispute as to whether a material breach by CytomX has occurred, the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with the terms of this Agreement; provided, however, if such dispute relates to payment, such tolling of the cure period will only apply with respect to payment of the disputed amounts, and not with respect to any undisputed amount.

13.3.2Notwithstanding Section 13.3.1, if the material breach and failure to cure otherwise meeting the termination standard set forth in Section 13.2.1 is [***], Astellas shall not have the right to terminate this Agreement in its entirety but shall have the right to terminate this Agreement solely with respect to such Collaboration Target.

13.3.3CytomX Bankruptcy or Insolvency. Astellas will have the right to terminate this Agreement if, at any time, CytomX: (a) files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of CytomX or of its assets, in each case that is not dismissed within [***] days after the filing thereof; (b) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within [***] days after the filing thereof; (c) passes a resolution for its winding up or proposes to be or is a party to any dissolution or liquidation; or (d) makes or will make an assignment of substantially all of its assets for the benefit of its creditors.

13.3.4Other Termination for Cause. Astellas may terminate this Agreement on a Product-by-Product or Collaboration Target-by-Collaboration Target basis effective immediately upon written notice to CytomX in the event that (a) Astellas in good faith believes it is not advisable for Astellas to continue to Develop or Commercialize any Products as a result of a perceived serious safety issue regarding the use of any Product (as determined by Astellas’s senior executive or committee responsible for Product safety), provided that Astellas and CytomX shall first discuss such safety issue and attempt to resolve such safety issue in good faith prior to Astellas providing such notice of termination, or (b) CytomX or any of its Sublicensees or Affiliates initiates or asserts any Astellas Patent Challenge and fails to initiate rescission of such Astellas Patent Challenge within [***] Business Days after such written notice and thereafter fails to rescind such Astellas Patent Challenge within [***] days after such written notice.  In the event any Sublicensee (or any Person acting on its behalf) of CytomX initiates or asserts any Astellas Patent Challenge in any forum, CytomX shall, upon written request by Astellas, immediately terminate the applicable sublicense agreement with such Sublicensee.

13.3.5Discretionary Termination.  Astellas, in its sole discretion, may terminate this Agreement in its entirety effective as of any time after [***] anniversary of the Effective Date upon delivery of (a) at least [***] days’ prior written notice to CytomX [***], (b) at least [***] days’ prior written notice to CytomX [***], and (c) at least [***] prior written notice to CytomX [***].  Astellas, in its sole discretion, may terminate this Agreement on a Product-by-Product or country-by-country basis at any time during the Term upon delivery of (i) at least [***] days’ prior  written notice to CytomX [***], (ii) at least [***] days prior written notice to CytomX [***], and (iii) at least [***] prior written notice to CytomX [***].

Section 13.4 Effects of Termination.  Following the expiration of the Term or if this Agreement is terminated pursuant to Section 13.3.1, Section 13.3.3 or Section 13.3.4(b) (or with respect to the terminated portion thereof in a partial termination pursuant to Section 13.3.2(b) or Section 13.3.4(b)), the grants to Astellas in Section 4.1 shall (i) become exclusive, perpetual and irrevocable (and sublicenseable through multiple tiers), [***], (ii) become royalty-free following expiration of the Term and (iii) in the case of any such termination (but not expiration of the Term) of all Collaboration Targets (if this Agreement is terminated in its entirety) or the applicable Collaboration Target (if this Agreement is partially terminated), [***]. Upon termination by a Party, as applicable, under Section 13.2, Section 13.3.4(a) or Section 13.3.5 (or, to the extent this Agreement is terminated solely with respect to a particular Product or a particular jurisdiction pursuant to Section 13.2.2, or Section 13.3.4(a), then the remainder of this Section 13.4 shall only apply to the terminated Product or the terminated jurisdiction), the following shall apply:

13.4.1Ongoing Clinical Studies.  If Astellas is conducting (or having conducted on its behalf) any on-going clinical studies for which it has responsibility hereunder in which patient dosing has commenced, Astellas shall, subject to CytomX’s rights under Section 13.5, either (a) continue to conduct such clinical studies, or (b) responsibly wind-down, in accordance with accepted biopharmaceutical industry norms and ethical practices, and [***].

13.4.2Commercialization. Astellas, its Affiliates and its and their Sublicensees and subcontractors shall be entitled to continue to sell (but not to actively promote after the effective date of termination) any existing inventory of each terminated Product in each terminated country of the Territory for which Marketing Approval therefor has been obtained (provided that such Products shall have launched in each such terminated country as of the applicable effective date of termination), in accordance with the terms and conditions of this Agreement (the “Commercialization Wind-Down Period”), subject to Astellas’s ongoing obligation to pay to CytomX royalties, Profit share and milestones in accordance with this Agreement with respect to such sales.

13.4.3Termination of Licenses and Sublicense; Payments.  Except as set forth herein, all relevant licenses and sublicenses granted under Article 4, as of the effective date of such termination, shall terminate automatically unless otherwise agreed by the Parties, except that Astellas shall retain a non-exclusive, worldwide license under Section 4.1 to sell, offer for sale and import Products during the Commercialization Wind-Down Period.  All undisputed amounts due or payable to a Party hereunder that were accrued prior to the date of termination or during the Commercialization Wind-Down Period shall remain due and payable except as otherwise set forth in the last sentence of this Section 13.4.3. Upon the effective date of such termination Astellas will have no further diligence obligations under this Agreement.  Astellas will not be required [***].

13.4.4Destruction of Confidential Information.  Each Party shall destroy or cause to be destroyed (or, at the other Party’s written request, return or cause to be returned) all Confidential Information of the other Party in the possession of such Party or its Affiliates or Sublicensees as of the effective date of expiration or termination (with the exception of one copy of such Confidential Information, which may be retained by the legal department of the Party that received such Confidential Information to confirm compliance with the non‑use and non‑disclosure provisions of this Agreement), and any Confidential Information of the other Party contained in its laboratory notebooks or databases; provided that each Party may retain and continue to use such Confidential Information of the other Party to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement.  Notwithstanding the foregoing, a Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received Confidential Information under this Agreement.  Astellas shall destroy or cause to be destroyed, or at CytomX’s option, return or cause to be returned to CytomX, all Materials of CytomX in the possession of Astellas or its Affiliates or Sublicensees as of the effective date of expiration or termination.

Section 13.5 Product Reversion.  Upon termination by CytomX pursuant to Section 13.2 or by Astellas pursuant to Section 13.3.5, in each case only with respect to the Initial Target or any other Collaboration Target that was nominated by CytomX pursuant to a request from Astellas that CytomX nominate a Collaboration Target in accordance with Section 3.1 (and, for the avoidance of doubt, only with respect to the applicable terminated countries if the termination is limited to certain countries) (a “Reversion Product”), within [***] days after the effective date of such termination, [***]:

(a)To the extent that Astellas or its Affiliates holds any Regulatory Filings and/or Marketing Approvals [***] the Reversion Products, at CytomX’s request Astellas shall (and shall cause its Affiliates to) transfer any of their respective rights, title and interests therein (to the extent permitted) to CytomX or its designee at CytomX’s sole cost and expense.  At CytomX’s request within such [***] day period, a copy of all material documents that relate to the Reversion Products [***] to the extent Controlled by Astellas, and all of Astellas’s and its Affiliates’ right, title and interest therein and thereto, shall be provided to CytomX or its designee as promptly as reasonably practicable thereafter (to the extent permitted), [***].  At CytomX’s election within such [***] day period, Astellas shall transition to CytomX (or its designee) the conduct of any ongoing clinical studies for which Astellas has responsibility hereunder and in which patient dosing has commenced, to the extent permitted by applicable Law and not reasonably expected by Astellas to have a serious adverse effect on patient safety.

(b)At CytomX’s request within such [***] day period, should Astellas or its Affiliates own or control any inventory of any Reversion Product suitable for use or sale in the terminated portion of the Territory, Astellas shall notify CytomX in writing and CytomX shall have the right (but not the obligation) to purchase such Reversion Product from Astellas at a price equal to Astellas’s or its Affiliate’s actual cost of procuring such Reversion Product.

(c)At CytomX’s request within such [***] day period, Astellas shall assign (or, if applicable, cause its Affiliate to assign) to CytomX all of Astellas’s (and such Affiliates’) right, title and interest in and to any trademark or internet domain name that relates solely to the Reversion Products in the applicable terminated Territory and used by Astellas or any of its Affiliates solely in the Exploitation of the Reversion Products prior to such termination of this Agreement.

(d)For the avoidance of doubt, none of Section 13.5(a), (b) or (c) shall include the transfer or assignment of any Reversion Technology.

(e)At CytomX’s request within such [***] day period, upon the effectiveness of such termination, [***] (i) Astellas would [***] and (ii) continue to supply (to the extent Manufacturing has begun for such terminated Product) from Astellas, its Affiliate(s) or their applicable third party manufacturers (it being understood and agreed that, to the extent of third party manufacturers, [***].  The payment terms of such agreement shall [***].

(f)The Parties will use Commercially Reasonable Efforts to complete all transfer and transition activities required in this Section 13.5 as promptly as practicable following the effective date of such termination.  If the Parties are unable to agree on the terms of the agreement referenced in Section 13.5(e) within [***] days, then the Parties shall submit such disagreement for resolution to the dispute resolution requirements of Section 14.5.1.  If the Parties are not able to then finalize the terms pursuant to Section 14.5.1, [***].

(g)All transfers of materials, documents, inventory, information or agreements hereunder, and the reasonable expenses of transferring such materials, documents, inventory, information and agreements, and of otherwise complying with this Section 13.5 (other than a breach by Astellas of this Section 13.5), shall be [***].  Notwithstanding anything to the contrary in this Agreement, [***].

Section 13.6   Remedies. Except as otherwise expressly provided herein, any termination in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

Section 13.7   Survival.  In addition to the expiration or termination consequences set forth in Section 13.4, Section 13.5, Section 13.6 and this Section 13.7, the following provisions will survive termination or expiration of this Agreement: Article 1, Article 10, Article 11 and Article 14, Section 4.1 (with respect to the license grants to Astellas that expressly survive such termination or expiration in accordance with Section 13.4), Section 6.7.5 (with respect to Commercialization activities performed before the effective date of such expiration or termination or during the Commercialization Wind-Down Period), Section 7.3 (with respect to costs incurred or sales made before the effective date of such expiration or termination or during the Commercialization Wind-Down Period), Section 7.4 (in the case of a termination pursuant to Section 13.2, with respect to a milestone reached prior to the date of the notice of termination by CytomX, and in the case of any other termination or expiration, with respect to a milestone reached prior to the effective date of such expiration or termination or during the Commercialization Wind-Down Period), Section 7.5 (with respect to sales made before the effective date of such expiration or termination or during the Commercialization Wind-Down Period), Section 7.6 through Section 7.11 inclusive (with respect to periods with sales of Products made before the effective date of such expiration or termination or during the Commercialization Wind-Down Period), Section 8.1, Section 8.4 through Section 8.9 (with respect to any action initiated prior to the effective date of such expiration or termination or during the Commercialization Wind-Down Period), Section 9.6, Section 12.1, Section 12.3, Section 12.4 (with respect to any paper or presentation proposed, or any paper or presentation including data or results of clinical studies conducted, prior to the effective date of such expiration or termination), Section 12.5, Section 12.6 (solely the first sentence) and Section 2.1 of Exhibit C (with respect to sales made before the effective date of such expiration or termination or during the Commercialization Wind-Down Period).  Termination or expiration of this Agreement are neither Party’s exclusive remedy and will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.  All other rights and obligations will terminate upon termination or expiration of this Agreement.

Article 14.  MISCELLANEOUS

Section 14.1 Entire Agreement; Amendment.  This Agreement and all Exhibits attached hereto or thereto, constitute the entire agreement between the Parties as to the subject matter hereof (and all references to this Agreement shall be deemed to include the Exhibits hereto).  All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement, including the Confidential Disclosure Agreements, are hereby superseded and merged into, extinguished by and completely expressed by this Agreement.  Neither of the Parties shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement.  No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by Astellas and CytomX.

Section 14.2 Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement. All rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor.

Section 14.3 Independent Contractors.  The relationship between Astellas and CytomX created by this Agreement is solely that of independent contractors.  This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties, including for all tax purposes.  No such Party is a legal representative of the other Party, and no such Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.  Each such Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

Section 14.4 Governing Law; Jurisdiction.  This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New York, without regard to its conflicts of laws, except as to any issue which depends upon the validity, scope or enforceability of any Patent Right, which issue shall be determined in accordance with the laws of the country in which such patent was issued.  Except to the extent otherwise set forth in Section 14.5, each of the Parties hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the courts of the State of New York located in the City of New York for any matter arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts, (b) waives any objection to the laying of venue of any matter arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York located in the City of New York, and (c) waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum.  The Parties agree that a final judgment in any such matter shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law.  Any proceeding brought by either Party under this Agreement shall be exclusively conducted in the English language.

Section 14.5 Dispute Resolution.

14.5.1Disputes; Resolution by Executive Officers.  The Parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to decisions to be made by the Parties herein or to the Parties’ respective rights and/or obligations hereunder. It is the desire of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration or litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 14.5 if and when a dispute arises under this Agreement, subject to Section 2.1.5 and Section 14.5.3.  Accordingly, any disputes, controversies or claims that may arise between the Parties out of or in relation to or in connection with this Agreement shall be promptly presented to the Alliance Managers for resolution.  If the Alliance Managers are unable to resolve such dispute within [***] Business Days after a matter has been presented to them, then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the Executive Officers of each Party within [***] Business Days after receipt by the other Party of such written notice. If any such matter, other than a matter within the final decision-making authority of Astellas, is not resolved within [***] Business Days following presentation to the Executive Officers, then either Party may invoke the provisions of Section 14.5.2.

14.5.2Arbitration.  Any dispute that is not resolved pursuant to Section 14.5.1, shall be settled by binding arbitration to be conducted as set forth in this Section 14.5.2.

(a)Either Party, following the end of the [***] Business Day period referenced in Section 14.5.1, may refer such issue to arbitration by submitting a written notice of such request to the other Party. In any proceeding under this Section 14.5.2, there shall be one (1) arbitrator chosen upon mutual agreement of the Parties. If the Parties do not agree upon a single arbitrator within [***] days after delivery of such notice, each Party will nominate one arbitrator in accordance with the then current rules of the Judicial Arbitration and Mediation Services (“JAMS”). The two (2) arbitrators so nominated will nominate a third arbitrator to serve as the single arbitrator of the dispute, such nomination to be made within [***] days after the selection of the second arbitrator. The arbitrator shall be neutral and independent of both Parties and all of their respective Affiliates, shall have significant experience and expertise in licensing and partnering agreements in the pharmaceutical and biotechnology industries, shall have appropriate experience with respect to the matter(s) to be arbitrated, and shall have some experience in mediating or arbitrating issues relating to such agreements. In the case of any dispute involving Section 6.3 (Diligence), including an alleged failure to use Commercially Reasonable Efforts, the arbitrator shall in addition be an individual with experience and expertise in the worldwide development and commercialization of pharmaceuticals and the business, legal and scientific considerations related thereto. In the case of a dispute involving a scientific or accounting matter or determination, an expert having applicable expertise and experience will be selected by the Parties to assist the arbitrator in such scientific or accounting matter or determination (and the arbitrator will select such expert if the Parties cannot agree on such expert within [***] days following the selection of the arbitrator). The governing law in Section 14.4 shall govern such proceedings. No individual will be appointed to arbitrate a dispute pursuant to this Agreement unless he or she agrees in writing to be bound by the provisions of this Section 14.5.2. The place of arbitration will be New York, New York, United States unless otherwise agreed to by the Parties, and the arbitration shall be conducted in English.

(b)The arbitrator shall set a date for a hearing that shall be held no later than [***] days following his or her appointment as the arbitrator. The Parties shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the Comprehensive Arbitration Rules of JAMS applicable at the time of the notice of arbitration pursuant to Section 14.5.2(a), including the right of each Party to undertake document requests and up to [***] depositions.

(c)The arbitrator shall use his or her best efforts to rule on each disputed issue within [***] days after completion of the hearing described in Section 14.5.2(b). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon the Parties. All rulings of the arbitrator shall be in writing and shall be delivered to the Parties as soon as is reasonably possible. Nothing contained herein shall be construed to permit the arbitrator to award punitive, exemplary or any similar damages. The arbitrator shall render a “reasoned decision” within the meaning of the Commercial Arbitration Rules, which shall include findings of fact and conclusions of law. Any arbitration award may be entered in and enforced by a court in accordance with Section 14.5.2(d).

(d)Any award to be paid by one Party to the other Party as determined by the arbitrator as set forth above under Section 14.5.2 shall be promptly paid in Dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting enforcement. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 14.5, and agrees that, subject to the Federal Arbitration Act, judgment may be entered upon the final award in a court of competent jurisdiction and that other courts may award full faith and credit to such judgment in order to enforce such award. With respect to money damages, nothing contained herein shall be construed to permit the arbitrator or any court or any other forum to award punitive or exemplary damages. By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages. The only damages recoverable under this Agreement are compensatory damages.

(e)Each Party shall bear its own legal fees in connection with any arbitration procedure. The arbitrator may in his or her discretion assess the arbitrator’s cost, fees and expenses (and those of any expert hired by the arbitrator) against the Party losing the arbitration.

14.5.3Injunctive Relief.  Nothing in this Section 14.5 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. Each Party further acknowledges and agrees that the restrictions set forth in Section 2.4, Article 4, Article 8 and Article 12 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Article may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. For the avoidance of doubt, nothing in this Section 14.5.3 shall otherwise limit either Party’s opportunity to cure a material breach as permitted in accordance with Article 13.

14.5.4Confidentiality. The arbitration proceedings shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by applicable Law, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and any award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable Law. Notwithstanding the foregoing, each Party shall have the right to disclose information regarding the arbitration proceedings to the same extent as it may disclose Confidential Information of the other Party under Article 12.

14.5.5Survival.  Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

14.5.6Patent and Trademark Disputes.  Notwithstanding Section 14.5.2, and without prejudice to CytomX’s rights pursuant to Section 13.2.4 or Astellas’s rights pursuant to Section 13.3.4(b), any dispute, controversy or claim relating to the inventorship, scope, validity, enforceability or infringement of any Patents Covering, or the scope, validity, enforceability or infringement of any trademark used in connection with, the manufacture, use, importation, offer for sale or sale of Products shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

Section 14.6 Notice.  Any notice required or permitted to be given by this Agreement shall be in writing, in English.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered, or certified mail, or (c) delivered by facsimile followed by delivery via either of the methods set forth in clauses (a) and (b) of this Section 14.6, in each case, addressed as set forth below unless changed by notice so given:

If to CytomX:CytomX Therapeutics, Inc.

151 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080 USA

Attn: [***]

with copies (which shall not constitute notice) to:

CytomX Therapeutics, Inc.

151 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080 USA

Attn: [***]

[***]

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025 USA

If to Astellas:1Astellas Pharma Inc.

5-1, Nihonbashi-Honcho 2-chome, Chuo-ku

Tokyo 103-8411, Japan

Attn:  [***]

with copies (which shall not constitute notice) to:

Astellas US LLC

1 Astellas Way

Northbrook, IL 60062 USA

Attn:  [***]

and

Faegre Drinker Biddle & Reath LLP

311 South Wacker Drive, Suite 4300

Chicago, IL 60606 USA

Attn:  [***]

Any such notice shall be deemed given on the date received, except any notice received after 5:00 p.m. (in the time zone of the receiving Party) on a Business Day or received on a non-Business Day shall be deemed to have been received on the next Business Day.  A Party may add, delete, or change the Person or address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 14.6.

Section 14.7 Compliance With Law; Severability.  Nothing in this Agreement shall be construed to require the commission of any act contrary to Law.  If any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 14.8 Non-Use of Names.  Neither Party shall use the name, trademark, logo, or physical likeness of the other Party or any of its respective officers, directors or employees, or any adaptation of

[1]	Astellas to confirm whether their notice information should be redacted.

any of them, in any advertising, promotional or sales literature, without the other Party’s prior written consent. Each Party shall require its Affiliates to comply with the foregoing.

Section 14.9 Successors and Assigns.  Neither this Agreement nor any of the rights or obligations created herein may be assigned by either Party, in whole or in part, without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed, except that either Party shall be free to assign this Agreement (a) to an Affiliate of such Party (for so long as such Affiliate remains an Affiliate); provided that such Party shall remain liable and responsible to the other Party for the performance and observance of all such duties and obligations by such Affiliate, or (b) in connection with any sale of all or substantially all of the assets of the Party that relate to this Agreement to a Third Party, whether by merger, consolidation, divestiture, restructure, sale of stock, sale of assets or otherwise (a  “Sale Transaction”; such Third Party, a “Third Party Acquirer”); provided that the party to which this Agreement is assigned expressly agrees in writing to assume and be bound by all obligations of the assigning Party under this Agreement, and provided, further, that if any such assignment by a paying Party would result in withholding or other similar taxes becoming due on payments to a non-paying Party under this Agreement (which withholding or other similar taxes would not have been due if the assignment did not occur), then any such assignment will require prior written consent absent an express agreement by the paying Party or the assignee to pay or reimburse the non-paying Party for any increase in such taxes resulting from such assignment that are not deductible or creditable by the non-paying Party under applicable Law, such consent not to be unreasonably withheld, conditioned or delayed.  A copy of such written agreement by such assignee shall be provided to the non-assigning Party within [***] days of execution of such written agreement.

Section 14.10 [***]

Section 14.11 Waivers.  A Party’s consent to or waiver, express or implied, of any other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such breaching Party.  A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition.  A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.

Section 14.12   Performance by Affiliates.  Each Party may use one (1) or more of its Affiliates to perform its obligations and duties hereunder and such Affiliates are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of such Party and such Party shall remain liable hereunder for the prompt payment and performance of all of their respective obligations hereunder.

Section 14.13   Force Majeure. Each Party shall be excused from the performance of its obligations (except payment obligations) under this Agreement to the extent that such performance is prevented by Force Majeure (defined below) and the nonperforming Party promptly provides notice of such prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues. The Party affected by such Force Majeure also shall notify the other Party of the anticipated duration of such Force Majeure, any actions being taken to avoid or minimize its effect after such occurrence, and shall take reasonable efforts to remove the condition constituting such Force

Majeure. For purposes of this Agreement, “Force Majeure” shall mean conditions beyond the control of the Parties, including acts of God, acts of terrorism, voluntary or involuntary compliance with any Law of any Governmental Authority, embargoes, insurrections, war, acts of war (whether war be declared or not), shortages, epidemics, quarantines, labor strikes, lock-outs or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), civil commotion, riots, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, hurricane, storm, flood, or like catastrophe, or delays in acting by any Governmental Authority (except to the extent such delay results from the breach by the nonperforming Party or any of its Affiliates of any term or condition of this Agreement). The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its ability to perform.  The Party not subject to such Force Majeure may terminate this Agreement if such Force Majeure exists for [***] consecutive days in any 365-day period pursuant to Section 13.2.1 or Section 13.3.1, as applicable, unless the Party affected by such Force Majeure continues to use Commercially Reasonable Efforts to remove such Force Majeure if it is reasonably expected that such efforts would be capable of removing such Force Majeure.

Section 14.14   No Third Party Beneficiaries.  Nothing in this Agreement shall be construed as giving any Person, other than the Parties and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except for the provisions of Article 10 (with respect to which the persons to which Article 10 applies shall be Third Party beneficiaries for Article 10 only in accordance with the terms and conditions of Article 10).

Section 14.15   Headings; Exhibits; Appendices.  Article and Section headings used herein are for convenient reference only, and are not a part of this Agreement, and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. All Exhibits are incorporated herein by this reference.

Section 14.16   Interpretation.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  The term “including,” “include,” or “includes” as used herein means including, without limiting the generality of any description preceding such term. The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The words “herein”, “hereof” and “hereunder” and words of similar import will be construed to refer to this Agreement in its entirety and not to any particular provision hereof. The language in all parts of this Agreement shall be deemed to be the language mutually chosen by the Parties. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.

Section 14.17   Counterparts Electronic or Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CYTOMX THERAPEUTICS INC.

By: /s/ Sean A. McCarthy

Name: Sean A. McCarthy, D. Phil.

Title: President, Chief Executive Officer & Chairman of the Board of Directors

ASTELLAS PHARMA INC.

By: /s/ Kenji Yasukawa

Name: Kenji Yasukawa, Ph.D.

Title: President & Chief Executive Officer

[Signature Page to Collaboration and License Agreement]

Exhibit A-1

CytomX Patents

[***]

Exhibit A-2

Tools

[***]

Exhibit B

Initial Preclinical Research Plan

[***]

Exhibit C

U.S. Profit Share

1.	Defined Terms
1.1	“Clinical Supply Costs” means, [***].
1.2	“Commercialize” means [***].
1.3	“Commercialization Costs” means, [***].
1.4

“Commercialization FTE Rate” means (i) for the period commencing on the Effective Date and ending on December 31, 2020, [***] per FTE per year (and Astellas hereby confirms that such amount is consistent with the current rate applicable to its other similar commercial products), and (ii) for each Calendar Year thereafter, [***].  For clarity, the same Commercialization FTE Rate shall apply with respect to each of the Parties.

1.5	“Cost Share Product Costs” means, [***].
1.6	“Costs” means [***].
1.7	“Deferral Payment Commencement Date” means, [***].
1.8

“Detail” or “Detailing” means, with respect to a Co-Co Product, the face-to-face communication, in an individual or group practice setting, including a hospital setting, (or other method of individual contact if mutually agreed by the Parties) of product information by a Sales Representative to one or more health care professionals licensed or authorized to prescribe drugs, during which information regarding a Co-Co Product is communicated in a manner consistent with applicable Law and industry standards as either the leading product (i.e., “first position”), second product (i.e., “second position”) or third product (i.e., “third position”).  For the avoidance of doubt, discussions at conventions, exhibit booths, or other scientific meetings or a reminder or sample drop shall not constitute “Details” or “Detailing”.

1.9	“Develop” or “Development” means [***].
1.10	“Development Costs” means, [***].
1.11	“Development FTE Costs” means, [***].
1.12

“FTE” means a full-time equivalent person (i.e., one fully-dedicated or multiple partially-dedicated employees aggregating to one full-time employee employed or contracted by CytomX or Astellas (or Affiliate thereof), as applicable, based upon a total of [***] hours per year undertaken in connection with the conduct of Preclinical Research, Development, or Commercialization in accordance with the applicable Preclinical Research Plan, Development Plan, Commercialization, Manufacturing, or other activities, including Medical Affairs Activities, consistent with the Collaboration and License Agreement.  Overtime, and work on weekends, holidays and the like shall not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution.

1.13	“[***] Costs” means: [***].

1.14	“Manufacturing” or “Manufacture” means [***].
1.15	“Manufacturing Costs” means, [***].
1.16	“Medical Affairs Activities” means [***].
1.17	“Medical Affairs Activities Costs” means, [***].
1.18

“Medical Liaison” means those health care professionals employed or engaged by Astellas or any of its Affiliates (or their designees) with appropriate health care experience to engage in in-depth dialogues with physicians regarding medical issues associated with a Cost Share Product, and are not Sales Representatives or otherwise engaged in direct selling or promotion of a Cost Share Product.

1.19	“Out-of-Pocket Development Expenses” means, [***].
1.20	“Profit” means, [***].
1.21	“R&D FTE Rate” means (i) for the period commencing on the Effective Date and ending on December 31, 2020, [***] and (ii) for each Calendar Year thereafter, [***].
1.22

“Sales Representative” means a pharmaceutical sales representative who is trained with respect to any of the Co-Co Products, including its labeling and promotional materials, engaged or employed by a Party or its Affiliates to conduct Detailing with respect to such Co-Co Product in accordance with the terms of the Collaboration and License Agreement or the Commercialization Agreement.

1.23	“Sublicensing Revenues” means [***].
2.	U.S. Profit Share in accordance with Section 7.3 OF THE COLLABORATION AND LICENSE AGREEMENT.
2.1

Allocation of Profit. Subject to Section 2.3 of this Exhibit C, Astellas shall account for Cost Share Product Costs and Development Costs in accordance with its accounting standards.  Astellas shall be entitled to share in [***] of the Profit and CytomX shall be entitled to share in [***] of the Profit in any Calendar Quarter for which a Profit exists.  For the avoidance of doubt, in the event CytomX exercises the Cost Share Option with respect to a Product, the provisions of this Exhibit C shall apply to Net Sales of such Product in the U.S. in lieu of the royalty provision in Section 7.5.3 of the Collaboration and License Agreement, which for clarity shall still apply to Net Sales of such Product in the Territory other than the U.S.

2.2	Allocation of Costs.
2.2.1

Development Costs.  Subject to Section 2.3 of this Exhibit C, Astellas shall pay [***] of Development Costs and CytomX shall pay [***] of Development Costs.  Astellas shall have the right to invoice CytomX for its [***] allocation of Development Costs on a Calendar Quarter basis, and CytomX shall pay such amounts [***] days after receipt of such invoice.  Notwithstanding anything to the contrary in the foregoing, with respect to any clinical trial that includes [***] CytomX will be responsible for [***] of Development Costs for such clinical trial.

2.2.2	Cost Share Product Costs. Astellas shall be responsible for all Cost Share Product Costs incurred by either Party or its respective Affiliates with respect to each Cost

2

Share Product (but only to the extent of costs incurred by or on behalf of CytomX if CytomX or its Affiliates has incurred such costs for activities CytomX is responsible for as set forth in (and subject to the budget with respect to) the applicable Commercialization Plan or in the Commercialization Agreement or this Agreement.  For clarity, any Cost Share Product Costs of CytomX reimbursed by Astellas hereunder shall be included as a deduction in the calculation of Profit pursuant to Section 1.19 and Section 2.1 of this Exhibit C.  CytomX shall invoice Astellas for any Cost Share Product Costs reimbursable to CytomX not later than [***] days after the end of the Calendar Quarter in which such Cost Share Product Costs were incurred in order to allow Astellas to properly match such Cost Share Product Costs to that Calendar Quarter’s Profit, and Astellas shall pay such reimbursable amounts within [***] days after receipt of such invoice.

2.3	[***]
2.4

Reports and Payments. From and after the effective date of the exercise by CytomX of the Cost Share Option with respect to a Product, within [***] days after the end of each Calendar Quarter, Astellas shall provide CytomX with a report specifying in reasonable detail Net Sales of such Product in the U.S., as well as Development Costs and Cost Share Product Costs incurred by or on behalf of Astellas or any of its Affiliates, in such Calendar Quarter with respect to such Product.  Such report will include an allocation of the Development Costs and Cost Share Product Costs between the Parties in accordance with Sections 2.1 and 2.2 of this Exhibit C and the calculation of Profit in accordance with Section 2.1 of this Exhibit C, and the amount payable by the applicable Party to the other Party in order to achieve the cost allocations and Profit-sharing contemplated by such Sections (after giving effect to Section 2.3 of this Exhibit C, if applicable).  Based on such report, the Party to whom a payment is owed in order to achieve such cost allocations and Profit-sharing shall issue an invoice to the other Party for the appropriate amount in accordance with Section 7.6 of the Collaboration and License Agreement, and the owing Party shall make the applicable payment within [***] days after receiving such invoice in accordance with Section 7.7 of the Collaboration and License Agreement.

2.5	Tax Matters. For the avoidance of doubt, each Party shall be responsible for all income taxes imposed on such Party’s share of the Profit.

3

Exhibit D

Principal Terms of Commercialization Agreement

[***]

Exhibit E

Form of Press Release

Exhibit F

Permitted Subcontractors

[***]